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                                                      '33 Act File No. 333-47640


================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933


                         POST-EFFECTIVE AMENDMENT NO. 1


                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                      OHIO
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   31-1000740
                      (IRS Employer Identification Number)

                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
             (Principal Executive Offices of Registrant) (Zip Code)


    PATRICIA R. HATLER, SECRETARY, ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
                            TELEPHONE: (614) 249-7111
        (Name, address, zip code, telephone number of agent for service)

          Approximate date of proposed sale to the public: May 1, 2001


If any securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

                              Cross Reference Sheet

                     Pursuant to Regulation S-K, Item 501(b)


                                                                                                                       Caption in
         Form S-1 Item No. and Caption                                                                                 Prospectus

1.       Forepart of the Registration Statement and
         Outside Front Cover of Prospectus.....................................................................Outside Front Cover

2.       Inside Front and Outside Back Cover
         Table of Contents .....................................................................................Inside Front Cover

3.       Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges....................................................................Summary Information
                                                                                                   (Not applicable with respect to
                                                                                               ratio of earnings to fixed charges)

4.       Use of Proceeds    ...........................................................................................Investments

5.       Determination of Offering Price............................................................................Not Applicable

6.       Dilution...................................................................................................Not Applicable

7.       Selling Security Holders...................................................................................Not Applicable

8.       Plan of Distribution...........................................................................Variable Annuity Contracts
                                                                                                      and the Distribution of GTOs

9.       Description of Securities to be Registered.....................................Description of the Guaranteed Term Options

10.      Interests of Named Experts and Counsel.....................................................................Not Applicable

11.      Information with Respect to Registrant.........................................................................Nationwide

12.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities.............................................................Not Applicable

                             GUARANTEED TERM OPTIONS
                   Under Variable Annuity Contracts Issued by
                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-238-3035
                  The date of this Prospectus is May 1, 2001.


--------------------------------------------------------------------------------


THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE ANNUITY PROSPECTUS AND THE PROSPECTUSES DESCRIBING THE UNDERLYING MUTUAL FUND INVESTMENT OPTIONS. ALL OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.


This prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide Life and Annuity Insurance Company ("Nationwide"). The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable annuity contracts offered by Nationwide provide an array of underlying mutual fund investment options, to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.


GTOs provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Terms"). Three (3), five (5), seven (7) and ten (10) year GTOs are available. The Specified Interest Rate is guaranteed to be credited for the duration of the Guaranteed Term on a daily basis, resulting in a guaranteed annual effective yield unless a withdrawal from the GTO occurs for any reason prior to the expiration of the Guaranteed Term. Different interest rates apply to each GTO and are determined and guaranteed by Nationwide in its sole discretion.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED TERM. IN THE EVENT OF A TRANSFER FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED TERM, THE AMOUNT TRANSFERRED WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.


Variable product prospectuses in which the GTOs are offered describe certain charges and deductions that may apply to the GTOs. A more detailed discussion of these charges and deductions, as they relate to particular variable contracts, is contained in the variable product prospectuses.

The minimum amount that may be allocated to a GTO is $1,000 per allocation.


Nationwide established the Nationwide Multiple Maturity VA-A, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable annuity contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity VA-A.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE GTOS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATE JURISDICTIONS AND, ACCORDINGLY, REPRESENTATIONS MADE IN THIS PROSPECTUS DO NOT CONSTITUTE AN OFFERING IN SUCH JURISDICTIONS.





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
TABLE OF CONTENTS

GLOSSARY...............................................................................................................

INFORMATION ABOUT THE GTOS.............................................................................................
   1. General..........................................................................................................
   2. The Specified Interest Rate......................................................................................
   3. The Investment Period............................................................................................
   4. Guaranteed Terms.................................................................................................
   5. GTOs at Maturity.................................................................................................
   6. The Market Value Adjustment......................................................................................
      A. General Information Regarding the Market Value Adjustment.....................................................
      B. Constant Maturity Treasury Rates..............................................................................
      C. The Market Value Adjustment Formula...........................................................................
   7. Contract Charges.................................................................................................
   8. GTOs at Annuitization............................................................................................

INVESTMENTS............................................................................................................

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs.................................................................

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY..........................................................................
   1. Business.........................................................................................................
      A. Organization..................................................................................................
      B. Business Segments.............................................................................................
      C. Ratings.......................................................................................................
      D. Competition...................................................................................................
      E. Regulation....................................................................................................
      F. Employees.....................................................................................................
   2. Properties.......................................................................................................
   3. Legal Proceedings................................................................................................
   4. Submissions of Matters to a Vote of Security Holders.............................................................
   5. Market for Nationwide's Common Stock and Related Shareholder Matters.............................................
   6. Selected Consolidated Financial Data.............................................................................
   7. Management's Narrative Analysis of the Results of Operations.....................................................
      A. Results of Operations.........................................................................................
         (i)   Revenues ...............................................................................................
         (ii)  Benefits and Expenses...................................................................................
         (iii) Sales Information.......................................................................................
      B. Business Segments.............................................................................................
         (i)   Individual Annuity......................................................................................
         (ii)  Institutional Products..................................................................................
         (iii) Life Insurance..........................................................................................
         (iv)  Corporate...............................................................................................
   8. Quantitative and Qualitative Disclosures About Market Risk.......................................................
      A. Market Risk Sensitive Financial Instruments...................................................................
         (i)   Interest Rate Risk......................................................................................
         (ii)  Asset/Liability Management Strategies to Manage Interest Rate Risk......................................
         (iii) Characteristics of Interest Rate Sensitive Financial Instruments........................................
         (iv)  Equity Market Risk......................................................................................
      B. Inflation.....................................................................................................
   9. Directors and Executive Officers.................................................................................
  10. Executive Compensation..........................................................................................
      A. Compensation..................................................................................................
      B. Performance Incentive Plan....................................................................................
      C. Office of Investments Incentive Plan..........................................................................
      D. Executive Incentive Plan......................................................................................
      E. Deferred Compensation Program.................................................................................
      F. Savings Plan..................................................................................................
      G. Supplemental Defined Contribution Plan........................................................................
      H. Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan...................................
      I. Option/SAR Grants in Last Fiscal Year.........................................................................
      J. Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
         Option/SAR Values.............................................................................................
      K. Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
         Option/SAR Values for Villanova Capital, Inc. (a subsidiary of
           Nationwide Financial Services, Inc.)........................................................................
      L. Pension Plans.................................................................................................
         (i)  Retirement Plan..........................................................................................
         (ii) Excess and Supplemental Plans............................................................................
   11. Compensation Committee Joint Report on Executive Compensation...................................................
       A. Introduction.................................................................................................
       B. Compensation Philosophy and Objectives.......................................................................
       C. Elements of 2000 Executive Compensation......................................................................
       D. Base Salaries................................................................................................
       E. Annual Incentive Compensation................................................................................
       F. Long-Term Incentive Compensation.............................................................................
       G. Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan..................................
       H. Compensation of the Chief Executive Officers.................................................................
       I. Policy on Deductibility of Compensation......................................................................
          (i) Nationwide Financial Services, Inc.'s Compensation Committee.............................................
          (ii) Nationwide Life Insurance Company Compensation Committee................................................
       J. Security Ownership of Certain Beneficial Owners and Management...............................................
       K. Certain Relationships and Other Transactions.................................................................
          (i) Intercompany Agreement...................................................................................
          (ii) Federal Income Taxes....................................................................................

          (iii)  Lease.................................................................................................
          (iv)   Modified Coinsurance Agreements.......................................................................
          (v)    Cost Sharing Agreement................................................................................
          (vi)   Cash Management Agreements............................................................................
          (vii)  Repurchase Agreement..................................................................................
          (viii) Transactions With Management And Others...............................................................
   12. Exhibits, Financial Statement Schedules and Reports.............................................................
   Appendix............................................................................................................

GLOSSARY

CONSTANT MATURITY TREASURY RATE- The rate of interest used in the Market Value Formula. Constant Maturity Treasury Rates for maturity durations of 1, 2, 3, 5, 7 and 10 years are declared regularly by the Federal Reserve Board.


GUARANTEED TERM OPTION ("GTO")- An investment option offered under variable contracts which provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.


GUARANTEED TERM- The period corresponding to a 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not distributed from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 3, 5, 7 or 10 year anniversary of the allocation to the GTO.


MARKET VALUE ADJUSTMENT- The upward or downward adjustment in value of amounts allocated to a GTO which are withdrawn from the GTO for any reason prior to the Maturity Date.


MATURITY DATE- The date on which a GTO matures. The date will be the last day of the calendar quarter during the third, fifth, seventh or tenth anniversary on which amounts are allocated to a 3, 5, 7 or 10 year GTO, respectively.

MATURITY PERIOD- The period during which the value of amounts allocated under a GTO may be distributed without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.


SPECIFIED INTEREST RATE- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not distributed for any reason prior to the Maturity Date.


SPECIFIED VALUE- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus surrenders, transfers and any other amounts distributed. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

INFORMATION ABOUT THE GTOS

1.   GENERAL


     GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are four different GTOs available: a 3 year GTO; a 5 year GTO; a 7 year GTO; and a 10 year GTO. A GTO may be purchased using purchase payments made to the contracts, or by using funds transferred from other investment options available in the variable contracts. Not all of the variable contracts issued by Nationwide offer GTOs, nor are GTOs available in every state. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable product and this prospectus must be read together.

     The guarantees associated with the GTOs are borne exclusively by, and are legal obligations of, Nationwide. The Nationwide Multiple Maturity VA-A ("MMVAA"), authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. The assets of the MMVAA are owned by Nationwide. Contract owners with GTOs have no claim against the assets of the MMVAA, maintain no interest in the MMVAA and do not participate in the investment experience of the MMVAA.


     GTOs provide for a guaranteed interest rate (the "Specified Interest Rate"), to be credited as long as any amount allocated to the GTO is not distributed for any reason prior to the Maturity Date of the GTO. Each GTO has a Guaranteed Term. Generally, a 3 year GTO offers guaranteed interest at a Specified Interest Rate over 3 years, a 5 year GTO offers guaranteed interest at a Specified Interest Rate over 5 years, and so on. Because every GTO will mature on the last day of a calendar quarter, the Guaranteed Term of a GTO may extend for up to 3 months beyond the 3, 5, 7 or 10 year anniversary of allocations made to 3, 5, 7 or 10 year GTOs, respectively.


     Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term associated with the GTO. Specified Interest Rates for each GTO are declared periodically at Nationwide's sole discretion. The Investment Period is the period of time during which declared Specified Interest Rates will be effective for new allocations. Investment Periods will typically last for one month, but may be longer or shorter depending on interest rate fluctuations in financial markets. During any particular Investment Period, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term of the GTO (see "Specified Interest Rates and Guaranteed Terms").

     Interest at the Specified Interest Rate will be credited daily to amounts allocated to a GTO, providing an annual effective yield. Interest at the Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. However, any surrenders, transfers or withdrawals for any reason prior to the Maturity Date will be subject to a Market Value Adjustment.

     Nationwide applies the Market Value Adjustment by using the Market Value Adjustment Factor, which is derived from the Market Value Adjustment Formula. The Market Value Adjustment Factor is multiplied by the part of the Specified Value being withdrawn or transferred, resulting in either an increase or decrease in the amount of the withdrawal or transfer. The Market Value Adjustment Formula reflects the relationship between three factors:


          (1) the Constant Maturity Treasury Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

          (2) the Constant Maturity Treasury Rate for the number of years remaining in a Guaranteed Term when the surrender, transfer or other withdrawal from the GTO occurs; and

          (3)  the number of days remaining in the Guaranteed Term of the GTO.

     Generally, the Market Value Adjustment Formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at time of transfer or surrender and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

     Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the GTO at least 15 days and at most 30 days prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal or transfer of the GTO, during the Maturity Period,



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     without application of any Market Value Adjustment. However, any transfers from the GTO during this period may be subject to a surrender charge, assessed by the variable contract.

     If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the available money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

     The minimum amount of any allocation to a GTO is $1,000 per allocation.

     Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when acceptance of additional allocations or the processing of withdrawals or transfers from GTOs cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one transfer or withdrawal from a GTO, in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to, or to effect withdrawals or transfers from, the GTOs.

     In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be consulted with regard to specific transfer limitation provisions.


2.   THE SPECIFIED INTEREST RATE

     The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to allocations made to the GTOs for the corresponding Guaranteed Term, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 4 different GTOs.


     Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.

     Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of predicting what Specified Interest Rates may be declared in the future and there is no minimum Specified Interest Rate for any of the GTOs.

     Some Nationwide variable annuity contracts offer a Beneficiary Protector option. Under these contracts, where the contract owner has elected the Beneficiary Protector option, allocations made to the GTOs will be credited a guaranteed interest rate of 0.40% less than the guaranteed interest rate that applies to the GTOs if the Beneficiary Protector option is not elected.


3.   THE INVESTMENT PERIOD

     The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the various GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.


     Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term associated with the GTO. If amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount withdrawn or transferred.


     Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number: 1-800-238-3035.

4.   GUARANTEED TERMS


     The Guaranteed Term is the period of time corresponding with the selected GTO for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the GTO until the Maturity Date. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.


     For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999 and end on September 30, 2009.

     Guaranteed Terms will be exactly 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the first day of a calendar quarter.

5.   GTOS AT MATURITY

     Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date and will also specify options that contract owners have with respect to the maturing GTO.

     Once the GTO matures, contract owners may:


     (1) surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

     (2) transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

     (3) elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

          The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.


6.   THE MARKET VALUE ADJUSTMENT

     A.  GENERAL INFORMATION REGARDING THE MARKET VALUE ADJUSTMENT


         GTOs that are surrendered, transferred or distributed for any reason prior to the Maturity Date for the GTO will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by multiplying a Market Value Adjustment Factor (arrived at by using the Market Value Adjustment Formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.


         The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the variable annuity contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

         If prevailing interest rates are higher than the Specified Interest Rate in effect at the time of the GTO allocation, Nationwide will realize a loss when it liquidates assets in order to process a surrender, death benefit or transfer; and therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the distribution.

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

         Conversely, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time of the GTO allocation, Nationwide will realize a gain when it liquidates assets in order to process a surrender, death benefit or transfer; therefore, application of the Market Value Adjustment under such circumstances will increase the amount of the distribution.

         Nationwide measures the relationship between prevailing interest rates and the Specified Interest Rates through the Market Value Adjustment Formula, and relies upon Constant Maturity Treasury Rates to represent both prevailing interest rates and Specified Interest Rates. The Market Value Adjustment Formula and the Constant Maturity Treasury Rates are described more fully below.

     B.  CONSTANT MATURITY TREASURY RATES


         The Market Value Adjustment Formula used to determine the Market Value Adjustment Factor is based on Constant Maturity Treasury Rates which are declared by the Federal Reserve Board on a regular basis. Nationwide uses Constant Maturity Treasury Rates in its Market Value Adjustment Formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.


         Constant Maturity Treasury Rates for 1, 2, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment Formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

     C.  THE MARKET VALUE ADJUSTMENT FORMULA


         The Market Value Adjustment Formula is used when a distribution is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:


     (1) the Constant Maturity Treasury Rate for the period of time coinciding with the Guaranteed Term of the GTO;

     (2) the Constant Maturity Treasury Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a distribution giving rise to a Market Value Adjustment occurs; and

     (3)  the number of days remaining in the Guaranteed Term of the GTO.

     The formula for determining the Market Value Adjustment Factor is:

                                    1 + a          t
                              -------------------
                                 1 + b + .0025

     Where:


     a = the Constant Maturity Treasury Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

     b = the Constant Maturity Treasury Rate at the time of distribution for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

     t = the number of days until the Maturity Date, divided by 365.25.

     In the case of "a" above, the Constant Maturity Treasury Rate used will be the Constant Maturity Treasury Rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

     In the case of "b" above, the Constant Maturity Treasury Rate used will be the Constant Maturity Treasury Rate, declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.


     The Market Value Adjustment Factor will be equal to 1 during the Investment Period.

         The Market Value Adjustment Formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment Formula.


         The result of the Market Value Adjustment Formula shown above is the Market Value Adjustment Factor. The Market Value Adjustment Factor is the market value that is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment Factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment Factor is greater than 1, a gain will be realized by the contract owner; if the Market Value Adjustment Factor is less than 1, a loss will be realized. If the Market Value Adjustment Factor is exactly 1, no gain or loss will be realized.


         If the Federal Reserve Board halts publication of Constant Maturity Treasury Rates, or if, for any other reason, Constant Maturity Treasury Rates are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

         Examples of how to calculate Market Value Adjustments are provided in the Appendix.

7.   CONTRACT CHARGES

     The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs.


     Surrender charges, if applicable, will be assessed against full or partial surrenders from the GTOs. If a surrender occurs prior to the Maturity Date for a particular GTO, the amount surrendered is subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract. The variable product prospectus fully describes the surrender charges. Please refer to the variable product prospectus for complete details regarding the surrender charges under the variable contracts.

     Mortality and expense risk charges, administrative charges and contract maintenance charges that may be assessed under variable contracts are not assessed against any allocation to a GTO. Such charges apply only to the underlying mutual fund options available in the variable contracts.


8.   GTOS AT ANNUITIZATION


     GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized while a GTO is in effect, and prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred to other investment options under the variable annuity contract that may be used during annuitization.


INVESTMENTS


Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the nonunitized separate account.


CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS


The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable product prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

1.   BUSINESS

     A.  ORGANIZATION


         Nationwide Life and Annuity Insurance Company (formerly, Financial Horizons Life Insurance Company) ("Nationwide) was organized under Ohio law in February 1981. Nationwide is a wholly owned subsidiary of

         Nationwide Life Insurance Company ("Nationwide Life"). Nationwide offers a variety of forms of life insurance, annuities and retirement products.

         Prior to January 27, 1997, Nationwide Life was wholly owned by Nationwide Corporation ("Nationwide Corp."). On that date, Nationwide Corp. contributed the outstanding shares of Nationwide's common stock to Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corp. in November 1996 for Nationwide Life and other companies within the Nationwide group of companies that offer or distribute long-term savings and retirement products. On March 6, 1997, NFS completed an initial public offering of its Class A common stock.

         During 1996 and 1997, Nationwide Corp. and NFS completed certain transactions in anticipation of the initial public offering that focused the business of NFS on long-term savings and retirement products. On September 24, 1996, Nationwide Life declared a dividend payable to Nationwide Corp. on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996, Nationwide Life entered into two reinsurance agreements whereby all of Nationwide Life's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. Additionally, Nationwide Life paid $900.0 million of dividends, $50.0 million to Nationwide Corp. on December 31, 1996 and $850.0 million to NFS, which then made an equivalent dividend to Nationwide Corp., on February 24, 1997.

         NFS contributed $836.8 million to the capital of Nationwide Life during March 1997.

         Wholly owned subsidiaries of Nationwide Life as of December 31, 2000 include Nationwide, Nationwide Advisory Services, Inc. and Nationwide Investment Services Corporation.

         Nationwide Life is a member of the Nationwide group of companies, which consists of Nationwide Mutual Insurance Company and all of its subsidiaries and affiliates.

         Nationwide offers universal life insurance, variable universal life insurance, corporate-owned life insurance and individual annuity contracts on a non-participating basis. Nationwide Advisory Services, Inc. and Nationwide Investment Services Corporation are registered broker/dealers.

         Nationwide Life, along with its affiliates (collectively, the "Company"), is a leading provider of long-term savings and retirement products in the United States (U.S.). Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans, and life insurance. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company markets its products through a broad spectrum of distribution channels, including independent broker/dealers, brokerage firms, pension plan administrators, life insurance specialists, financial institutions, Nationwide Life agents and Nationwide Retirement Solutions.

         The Company is one of the leaders in the development and sale of variable annuities. As of December 31, 2000, the Company was the third largest writer of individual variable annuity contracts in the U.S., according to The Variable Annuity Research & Data Service.

         The Company has grown substantially in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been further enhanced by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly the U.S. stock markets, in recent years.


     B.  BUSINESS SEGMENTS


         The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the Company's current market focus. As a result, the Company now reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports corporate revenues and expenses, investments and related investment income supporting capital not specifically allocated to its product segments and revenues and expenses of its broker/dealer subsidiaries in a Corporate segment.

         The Individual Annuity segment, which accounted for $281.7 million (40%) of the Company's operating income before federal income tax expense for 2000, consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.

         The Institutional Products segment, which accounted for $230.7 million (33%) of the Company's operating income before federal income tax expense for 2000, is comprised of the Company's group and payroll deduction business, both public and private sectors, and medium-term note program. The public sector includes the 457 business in the form of fixed and variable annuities. The private sector includes the 401(k) business generated through fixed and variable annuities.

         The Life Insurance segment, which accounted for $152.9 million (22%) of the Company's operating income before federal income tax expense for 2000, is composed of a wide range of insurance products including universal life insurance, corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI"), which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.

         The Corporate segment accounted for $37.1 million (5%) of the Company's operating income (which excludes net realized gains and losses on investments) before federal income tax expense for 2000.


     C.  RATINGS


         Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. The Company is rated "A+" (Superior) by A.M. Best Company, Inc. and its claims-paying ability/financial strength is rated "Aa3" (Excellent) by Moody's Investor Services, Inc. ("Moody's"), "AA" (Very Strong) by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("S&P") and "AA+" (Very Strong) by Fitch.


         The foregoing ratings reflect each rating agency's opinion of Nationwide Life's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries.


         The Company's financial strength is also reflected in the ratings of commercial paper. The commercial paper is rated "A-1+" by S&P and "P-1" by Moody's.


     D.  COMPETITION


         The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition.

         On November 12, 1999, the Gramm-Leach-Bliley Act (the "Act"), was signed into law. The Act modernizes the regulatory framework for financial services in the U. S. and allows banks, securities firms and insurance companies to affiliate more directly than they have been permitted to do in the past. While the Act facilitates these affiliations, to date no significant competitors of the Company have acquired, or have been acquired by, a banking entity under authority of the Act. Nevertheless, it is not possible to anticipate whether such affiliations might occur in the future.


     E.  REGULATION


         Nationwide Life and Nationwide, as with other insurance companies, are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations limit the amount of dividends and other payments that can be paid by insurance companies without prior approval and impose restrictions on the amount and type of investments insurance companies may hold. These regulations also affect many other aspects of insurance companies' businesses, including licensing of insurers and their products and agents, risk-based capital requirements and the type and amount of required asset valuation reserve accounts. These regulations are primarily intended to protect policyholders rather than shareholders. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.


         Insurance companies are required to file detailed annual and quarterly financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.


         As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically (generally once every three to four years) of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the National Association of Insurance Commissioners. The most recently completed examination of the Company's insurance subsidiaries was conducted by the Ohio and Delaware insurance departments for the four-year period ended December 31, 1996. The final reports of these examinations did not result in any significant issues or adjustments.


         The payment of dividends by Nationwide Life is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of:

         (i) 10% of statutory-basis policyholders' surplus as of the prior December 31; or

         (ii) the statutory-basis net income of the insurer for the 12-month period ending as of the prior December 31.


         The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. Earned surplus is defined under the Ohio insurance laws as the amount equal to the Company 's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. The payment of dividends by

         Nationwide Life may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide Life's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.


     F.  EMPLOYEES


         As of December 31, 2000, the Company had approximately 4,100 employees. None of the employees of the Company are covered by a collective bargaining agreement and the Company believes that its employee relations are satisfactory.


2.   PROPERTIES


     Pursuant to an arrangement between Nationwide Mutual Insurance Company and certain of its subsidiaries, during 2000 the Company leased on average approximately 734,000 square feet of office space primarily in the four building home office complex in Columbus, Ohio. The Company believes that its present facilities are adequate for the anticipated needs of the Company.


3.   LEGAL PROCEEDINGS


     The Company is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.


     In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

     On October 29, 1998, Nationwide was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by Nationwide Life and the other named Nationwide Life affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, Nationwide Life and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied a motion to dismiss the amended complaint filed by Nationwide Life and other name defendants. Nationwide Life intends to defend this lawsuit vigorously.


     There can be no assurance that any litigation relating to pricing or sales practices will not have a material adverse effect on the Company in the future.


4.   SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS


     During the fourth quarter of 2000, no matters were submitted to a vote of security holders, through the solicitation of proxies or otherwise.


5.   MARKET FOR NATIONWIDE LIFE'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS


     There is no established public trading market for Nationwide Life's shares of common stock. All of the 3,814,779 shares of Nationwide Life's common stock issued and outstanding are owned by NFS.

     Nationwide Life declared $50.0 million and $61.0 million in dividends to NFS during 2000 and 1999, respectively. In addition, Nationwide Life sought and obtained prior regulatory approval from the Ohio Department of Insurance to return $120.0 million and $175.0 million of capital to NFS during 2000 and 1999, respectively.


     Nationwide Life currently does not have a formal dividend policy.

6.   SELECTED CONSOLIDATED FINANCIAL DATA

FIVE-YEAR SUMMARY
RESULTS OF OPERATIONS(1)



                                                                               Years ended December 31,
(in millions, except per share amounts)
                                                          2000             1999            1998             1997            1996
Policy charges                                        $1,092.2         $  895.6        $  698.9         $  545.2        $  400.9
Life insurance premiums                                  240.0            220.8           200.0            205.4           198.6
Net investment income                                  1,668.4          1,530.5         1,486.8          1,413.9         1,357.8
Realized gains (losses) on investments                   (24.9)           (11.0)           17.9             11.1            (0.2)
Other                                                    194.6            167.4           108.1             62.8            59.5
   Total revenues                                      3,170.3          2,803.3         2,511.7          2,238.4         2,016.6
Interest credited and other benefits                   1,470.0          1,349.2         1,284.4          1,235.4         1,201.6
Interest expense on debt and trust securities             48.5             47.2            35.1             26.1              --
Other expenses                                         1,027.9            834.1           686.7            569.9           486.9
   Total benefits and expenses                         2,546.4          2,230.5         2,006.2          1,831.4         1,688.5
Income from continuing operations before federal         623.9            572.8           505.5            407.0           328.1
   income tax expense
Federal income tax expense                               189.0            191.5           173.1            141.8           115.8
   Income from continuing operations                  $  434.9         $  381.3        $  332.4         $  265.2        $  212.3
   Net income                                         $  434.9         $  381.3        $  332.4         $  265.2        $  223.6
Basic and diluted net income per common share(2)      $   3.38         $   2.96           $2.58         $   2.14              --
Cash dividends declared                               $   0.46         $   0.38           $0.30         $   0.18              --
Diluted average shares outstanding                       128.9            128.6           128.6            124.1              --
RECONCILIATION OF NET INCOME TO NET OPERATING
   INCOME(1)
Net income                                            $  434.9         $  381.3        $  332.4         $  265.2        $  223.6
Less: Realized (gains) losses on investments, net         16.1              7.0           (11.7)            (7.9)           (1.0)
   of tax
Less: Income from discontinued operations, net of           --               --              --               --           (11.3)
   tax
   Net operating income                                  451.0            388.3           320.7            257.3           211.3
Pro forma adjustments                                       --               --              --             (2.9)          (26.2)
   Pro forma net operating income                     $  451.0         $  388.3        $  320.7         $  254.4        $  185.1
Pro forma net operating income per common share       $   3.50         $   3.02        $   2.49         $   1.98        $   1.44
Net operating return on average realized equity(3)        16.7%            16.6%           15.8%            14.5%             --



(1) Comparisons between 2000, 1999 and 1998 results of operations and those of prior years are affected by the Company's initial public offering in March 1997 and companion offerings of senior notes and capital securities as well as the payment of certain special dividends. Pro forma amounts adjust for these transactions.

(2) Actual earnings and book value per common share amounts have not been presented for 1996, because such amounts are not meaningful due to the effects of initial public offering and the $900.0 million of dividends paid prior to the initial public offering.

(3) Based on net operating income and excluding accumulated other comprehensive income.

(4) During 2000, Nationwide Financial Services, Inc. began reporting new product segments.

SUMMARY OF FINANCIAL POSITION(1)



                                                                                    As of December 31,
(in millions, except per share amounts)                      2000             1999            1998             1997            1996
Total invested assets                                  $ 25,359.2       $ 22,587.9       $20,940.5        $19,673.2       $18,317.3
Deferred policy acquisition costs                         2,872.7          2,555.8         2,022.3          1,665.4         1,366.5
Separate account assets                                  65,968.8         67,155.3        50,935.8         37,724.4        26,926.7
Other assets                                                977.9            755.0           772.6            829.9         1,159.7
   Total assets                                        $ 93,178.6       $ 93,054.0       $74,671.2        $59,892.9       $47,770.2
Policy reserves                                        $ 22,243.3       $ 21,868.3       $19,772.2        $18,702.8       $17,600.6
Separate account liabilities                             65,968.8         67,155.3        50,935.8         37,724.4        26,926.7
Other liabilities                                         1,370.6            944.9           917.3            943.1         1,111.2
Long-term debt                                              298.4            298.4           298.4            298.4              --
   Total liabilities                                     89,881.1         90,266.9        71,923.7         57,668.7        45,638.5
NFS-obligated mandatorily redeemable capital and            300.0            300.0           300.0            100.0              --
   preferred securities of subsidiary trusts
Shareholders' equity                                      2,997.5          2,487.1         2,447.5          2,124.2         2,131.7
   Total liabilities and shareholders' equity          $ 93,178.6       $ 93,054.0       $74,671.2        $59,892.9       $47,770.2
Book value per common share(2)                         $    23.29           $19.35          $19.04           $16.53             --
CUSTOMER FUNDS MANAGED AND ADMINISTERED
Individual annuity                                     $ 43,694.9       $ 44,023.7       $35,315.2        $28,156.4       $21,153.4
Institutional products                                   47,154.0         48,321.7        38,582.0         25,812.4        19,939.0
Life insurance                                            7,225.5          5,913.8         4,613.4          3,487.0         2,938.9
   Asset management, gross                               22,953.4         22,866.7        19,825.5          7,840.0         5,969.0
   Less intercompany eliminations                       (10,031.7)        (9,978.5)       (8,154.4)        (5,285.0)       (3,832.8)
   Asset management, net                                 12,921.7         12,888.2        11,670.8          2,555.0         2,136.2
                                                       $110,996.1       $111,147.4       $90,181.4        $60,010.8       $46,167.5

                                                                                Years ended December 31,
(in millions)                                                2000             1999            1998             1997            1996
OPERATING INCOME BEFORE FEDERAL INCOME TAX EXPENSES
   BY BUSINESS SEGMENT(1,4)
Individual annuity                                     $    276.3       $    254.4       $   230.2        $   186.9       $   100.9
Institutional products                                      224.6            201.5           164.8            126.2           117.3
Life insurance                                              161.1            122.7            88.8             66.7            67.2
Asset management                                              4.5             22.9            14.0             11.7             8.4
Corporate                                                   (17.7)           (17.7)          (10.2)             4.4            34.5
                                                       $    648.8       $    583.8       $   487.6        $   395.9       $   328.3
SALES BY BUSINESS SEGMENT(4)
Individual annuity                                     $  7,338.7       $  6,392.3       $ 6,140.2        $ 5,636.1       $ 4,815.9
Institutional products                                    7,392.2          6,645.6         5,461.8          3,981.9         3,085.7
Life insurance                                            1,530.2          1,095.9           653.2            468.7           419.3



(1) Comparisons between 2000, 1999 and 1998 results of operations and those of prior years are affected by the Company's initial public offering in March 1997 and companion offerings of senior notes and capital securities as well as the payment of certain special dividends. Pro forma amounts adjust for these transactions.

(2) Actual earnings and book value per common share amounts have not been presented for 1996, because such amounts are not meaningful due to the effects of initial public offering and the $900.0 million of dividends paid prior to the initial public offering.

(3) Based on net operating income and excluding accumulated other comprehensive income.

(4) During 2000, Nationwide Financial Services, Inc. began reporting new product segments.

7.   MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS


     Management's narrative analysis and results of operations of Nationwide Life and subsidiaries for the three years ended December 31, 2000 follows. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report.

     Management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

     (i) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the Financial Accounting Standards Board;


     (ii) tax law changes impacting the tax treatment of life insurance and investment products;

     (iii) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

     (iv) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements;

     (v) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;


     (vi) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

     (vii) changes in interest rates and the capital markets causing a reduction of investment income and/or asset fees, reduction in the value of Nationwide's investment portfolio or a reduction in the demand for the Company's products;


     (viii) general economic and business conditions which are less favorable than expected;


     (ix) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; and


     (x) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

     A.  RESULTS OF OPERATIONS


         In addition to net income, the Company reports net operating income, which excludes realized investment gains and losses. Net operating income is commonly used in the insurance industry as a measure of on-going earnings performance.

         The following table reconciles the Company's reported net income to net operating income for each of the last three years.


     (in millions)               2000       1999       1998

    Net income                  $475.3     $405.1     $366.7
    Net realized losses           12.6        7.6      (18.5)
    (gains) on investments,
    net of tax
      Net operating income      $487.9     $412.7     $348.2



     (i)  Revenues


          Total operating revenues, which exclude net realized gains and losses on investments, increased to $3.00 billion in 2000 compared to $2.70 billion for 1999 and $2.45 billion for 1998. The growth in operating revenues over the past two years has primarily been driven by increases in policy charges and net investment income.

          Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of the Company 's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts.


          Policy charges for each of the last three years were as follows:



       (in millions)                2000        1999       1998

       Asset fees                 $  714.6     $616.5     $494.7
       Cost of insurance             156.5      117.0       88.8
       charges
       Administrative fees           134.2      102.4       73.8
       Surrender fees                 86.1       59.6       41.6
         Total policy charges     $1,091.4     $895.5     $698.9

          The growth in asset fees reflects increases in total average separate account assets of $11.99 billion (21%) in 2000 and $13.26 billion (30%) in 1999. Net flows into variable annuity and investment life insurance products as well as market appreciation, as measured on a daily average basis, in each of the last three years have resulted in the increase in average separate account balances.

          Cost of insurance charges are assessed on the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The amount charged is based on the insured's age and other underwriting factors. The increase in cost of insurance charges is due primarily to growth in the net amount at risk related to individual investment life insurance reflecting expanded distribution and increased acceptance by producers and consumers. The net amount at risk related to individual investment life insurance grew to $24.69 billion at the end of 2000 compared to $19.76 billion and $14.95 billion at the end of 1999 and 1998, respectively.

          The growth in administrative fees is attributable to a significant increase in premiums on investment life policies and certain corporate-owned life policies where the company collects a premium load. The substantial majority of the increase in surrender charges over the past two years is attributable to policyholder withdrawals in the Individual Annuity segment, and is driven by an overall increase in individual variable annuity policy reserves and a heightened competitive environment in the individual annuity marketplace.

          Net investment income includes the investment income earned on investments supporting fixed annuities and certain life insurance products as well as the yield on the Company's general account invested assets which are not allocated to product segments, net of related investment expenses. General account assets supporting insurance products are closely correlated to the underlying reserves on these products. Net investment income grew from $1.48 billion and $1.52 billion in 1998 and 1999, respectively, to $1.65 billion in 2000 primarily due to increased invested assets to support growth in individual fixed annuity, institutional products and life insurance policy reserves. General account reserves supporting these products grew by $322.0 million and $2.09 billion in 2000 and 1999, respectively and were $22.18 billion at December 31, 2000. The change in net investment income was also impacted by average yields on investments, which increased by 24 basis points in 2000 and declined by 24 basis points in 1999 following market interest rate trends.

          Realized gains and losses on investments are not considered by the Company to be recurring components of earnings. Nationwide Life makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors.

          Other income includes fees earned by the Company's broker/dealers in 1999 and 1998, fees for investment management services, as well as commissions and other income for marketing, distribution and administration services.


     (ii) Benefits and Expenses


          Interest credited to policyholder account balances totaled $1.18 billion in 2000 compared to $1.10 billion in 1999 and $1.07 billion in 1998 and principally relates to fixed annuities, both individual and institutional, and investment life insurance products. The growth in interest credited reflects the increase in policy reserves previously discussed and an overall increase in average crediting rates during 2000. The average crediting rate on fixed annuity policy reserves in the Individual Annuity and Institutional Products segments was 5.64% and 5.98% in 2000 compared to 5.72% and 5.72% in 1999 and 5.89% and 6.16% in 1998,
          respectively.

          Amortization of deferred policy acquisition costs (DAC) increased $79.5 million in 2000 and $58.1 million in 1999 principally due to the Individual Annuity segment as a result of growth in the number of policies in-force in each of the last two years coupled with increased surrender activity during 2000. Amortization of DAC increased in the Life Insurance segment as a result of growth in policies in-force.

          Operating expenses were $478.9 million in 2000, a 3% increase from 1999 operating expenses of $463.4 million. Operating expenses were $419.7 million in 1998. The increase reflects the growth in the number of annuity and life insurance contracts in-force and the related increase in administrative processing costs. 1999 and 1998 also include costs associated with investment management activities which were assigned to an affiliate in mid-1999.

          Federal income tax expense was $207.7 million representing an effective tax rate of 30.4% for 2000. Federal income tax expense in 1999 and 1998 was $201.4 million and $190.4 million, respectively, representing effective rates of 33.2% and 34.2%. An increase in tax exempt income and investment tax credits resulted in the decrease in effective rates.


     (iii) Sales Information


          Sales are comprised of annuities, pension plans and life insurance products sold to a wide variety of customer bases. The 1999 and 1998 sales information has been restated to conform to the 2000 presentation, which better reflects multi-product sales across all distribution channels.

          Sales are stated net of internal replacements, which in the Company's opinion provides a more meaningful disclosure of sales. In addition, sales exclude: funding agreements issued to secure notes issued to foreign investors through an unrelated third party trust under the Company's $2 billion medium-term note program; bank-owned life insurance (BOLI); large case pension plan acquisitions; and deposits into Nationwide Life employee and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and are therefore excluded from sales.

          The Company sells its products through a broad distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, brokerage firms, financial institutions, pension plan administrators, life insurance specialists and Nationwide Life agents. Representatives of the Company who market products directly to a customer base identified by the Company include Nationwide Retirement Solutions.


          Sales by distribution channel for each of the last three years are summarized as follows:


(in millions)                2000           1999          1998

Independent              $5,933.4       $5,097.8      $4,841.8
broker/dealers
Brokerage firms           1,183.8          900.2         601.3
Financial institutions    2,868.0        2,431.2       2,005.5
Pension plan              1,044.2        1,165.7       1,015.8
administrators
Nationwide Retirement     2,328.6        2,470.3       2,445.9
Solutions
Nationwide agents           815.8          787.9         731.8
Life insurance              711.4          420.0          91.1
specialists

          The competitive environment for individual annuity sales through the independent broker/dealer channel has become very challenging; however, total sales through this channel (including retirement plans and life insurance) were up 16% in 2000 reflecting the strength of the Company's multiple product strategy, appointment of new distributors, introduction of new products and features and a broad distribution network. Sales through financial institutions grew 18% during 2000 and 21% during 1999 driven mainly by the appointment of new distributors in the bank channel and increased fixed annuity sales.

          The increase in sales through life insurance specialists reflects $711.4 million of COLI sales in 2000 compared to $409.2 million in 1999. Nationwide Life entered the COLI market in 1998 and has quickly become a market leader through a focus on mid-sized cases. The Company's flagship products are marketed under The BEST of AMERICA(R) brand, and include individual and group variable annuities and variable life insurance.

          The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers which allow those providers to sell products to their own customer bases under their own brand name.

          The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under Internal Revenue Code ("IRC") Section 457. The Company utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing IRC Section 457 products.



Sales by product and segment for each of the last three years are as follows:


 (in millions of dollars)                                    2000                1999                 1998

The BEST of AMERICA products                               $5,475.4            $4,639.2             $4,656.1
Private label annuities                                       998.7               947.8                778.1
Other                                                          90.9               382.5                332.9
     Total individual variable annuity sales                6,565.0             5,969.5              5,767.1
Deferred fixed annuities                                      534.8               332.5                315.2
Immediate fixed annuities                                     127.7                64.2                 52.9
     Total individual fixed annuity sales                     662.5               396.7                368.1
         Total individual annuity sales                    $7,227.5            $6,366.2             $3,135.2

The BEST of AMERICA products                               $3,931.4            $3,537.7             $2,760.0
Other                                                          47.3                83.1                 41.8
     Total private sector pension plan sales                3,978.7             3,620.8              2,801.8
IRC Section 457 annuities                                   2,148.8             2,190.3              2,143.0
     Total public sector pension plan sales                 2,148.8             2,190.3              2,143.0
         Total institutional products sales                $6,127.5            $5,811.1             $4,944.8

The BEST of AMERICA variable life series                     $573.4              $425.9             $  316.0
Corporate-owned life insurance                                711.4               409.2                 91.1
Traditional/Universal life insurance                          245.4               260.8                246.1
         Total life insurance sales                        $1,530.2            $1,095.9             $  653.2


     B.   BUSINESS SEGMENTS


          The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the current market focus. The Company has three product segments:
          Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment. All 1999 and 1998 amounts have been restated to reflect the new business segments.

         The following table summarizes operating income before federal income tax expense for the Company's business segments for each of the last three years.

(in millions)                 2000       1999        1998

Individual Annuity           $281.7     $259.2      $231.5
Institutional Products        230.7      217.8       180.4
Life Insurance                152.9      120.8        88.8
Corporate                      37.1       20.3        28.0

  Operating income           $702.4     $618.1      $528.7
  before federal income
  tax expense

     (i)  Individual Annuity

          The Individual Annuity segment consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.

The following table summarizes certain selected financial data for Nationwide Life's Individual Annuity segment for the years indicated.



  (in millions)                                                                  2000                1999                1998
  INCOME STATEMENT DATA
  Revenues:
     Policy charges                                                          $   573.2            $   484.6           $   389.5
     Net investment income                                                       483.2                458.9               431.7
     Premiums on immediate annuities                                              52.7                 26.8                23.1
                                                                               1,109.1                970.3               844.3
  Benefits and expenses:
     Interest credited to policyholder account balances                          396.4                384.9               357.9
     Amortization of DAC                                                         238.7                170.9               129.2
     Other benefits                                                               54.0                 23.8                22.5
     Other operating expenses                                                    138.3                131.5               103.2
                                                                                 827.4                711.1               612.8
         Operating income before federal income tax expense                  $   281.7            $   259.2           $   231.5

  OTHER DATA
  Sales:
     Individual variable annuities                                           $ 6,565.0            $ 5,969.5           $ 5,767.1
     Individual fixed annuities                                                  662.5                396.7               368.1
         Total individual annuity sales                                      $ 7,227.5            $ 6,366.2           $ 6,135.2

  Average account balances:
     Separate account                                                        $37,934.0            $31,929.2           $25,563.9
     General account                                                           6,942.9              6,712.5             6,072.8
         Total average account balances                                      $44,876.9            $38,641.7           $31,636.7

  Account balances as of year end:
     Individual variable annuities                                           $39,621.9            $40,274.7           $32,029.2
     Individual fixed annuities                                                3,941.8              3,722.2             3,280.9
         Total account balances                                              $43,563.7            $43,996.9           $35,310.1

  Return on average equity                                                        20.4%                19.7%               20.2%
  Pre-tax operating income to average account balances                            0.63%                0.67%               0.73%

          Pre-tax operating earnings reached $281.7 million in 2000, up 9% compared to 1999 earnings of $259.2 million, which were up 12% from 1998. Improved segment results are primarily due to growth in asset fees partially offset by increased DAC amortization.

          Asset fees were $478.5 million in 2000 up 15% from $415.0 million in 1999 and totaled $337.8 million in 1998. Asset fees are calculated daily and charged as a percentage of separate account reserves. Average separate account assets have increased substantially in the past three years as a result of net market appreciation and net flows of $675.2 million, $1.28 billion and $3.08 billion in 2000, 1999 and 1998, respectively. While separate account assets reflect market depreciation in 2000, there was substantial market appreciation in the first half of the year, which contributed to the growth in average separate account assets.

          Amortization of DAC increased 40% to $238.7 million in 2000 compared to $170.9 million and $129.2 million in 1999 and 1998, respectively. The growth in DAC amortization is consistent with the overall growth in the individual annuity business and the increase in surrender activity.

          The following table depicts the interest spread on average general account reserves in the Individual Annuity segment for each of the last three years.

                             2000       1999        1998

Net investment income        7.88%      7.58%       7.77%
Interest credited            5.64       5.72        5.89
   Interest spread           2.24%      1.86%       1.88%

          During 1998 and 1999 the Company experienced an increase in mortgage loan and bond prepayment fees and such income accounted for approximately 4 basis points of the interest spread in 2000 compared to 7 basis points and 11 basis points in 1999 and 1998, respectively. Increases in interest rates in early 2000 generated higher net investment income and slowed prepayment activity.

          The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features of individual annuity contracts. As of December 31, 2000, individual fixed annuity policy reserves and fixed option of variable annuity reserves of $2.42 billion and $2.50 billion, respectively, are in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. The Company also has $398.7 million of fixed option of variable annuity policy reserves related to private label annuities that call for the crediting rate to be reset annually on each January 1 and $1.52 billion of individual fixed annuity policy reserves that are in payout status where the Company has guaranteed periodic, typically monthly, payments.

          Led by variable product deposits of $8.20 billion and withdrawals and surrenders of $5.98 billion, Individual Annuity segment deposits in 2000 of $8.87 billion offset by withdrawals and surrenders totaling $6.47 billion generated net flows of $2.40 billion compared to the $2.83 billion and $3.63 billion achieved in 1999 and 1998, respectively. Despite the competitive nature of the individual annuity market, the Company has demonstrated the ability to generate positive net flows by leveraging its broad distribution network and innovative product development resources. The Company successfully introduced new products, features and retention strategies during 2000.

          Changes in the Company's products, including the introduction of new products with reduced policy charges have slightly decreased the ratio of asset fees to average separate account assets within the segment. This ratio was 1.26% in 2000 compared to 1.29% and 1.30% in 1999 and 1998, respectively.

          The decrease in pre-tax operating income to average assets in 2000 and 1999 is primarily driven by the mix of products, which is demonstrated by average separate account assets accounting for 84.4%, 82.6% and 80.8% of total average account balances in

          2000, 1999 and 1998, respectively. Higher sales of trail commission individual variable annuities and increased amortization of policy acquisition costs are also impacting margins.

          Individual Annuity sales, which exclude internal replacements, during 2000 were $7.23 billion compared to sales of $6.37 billion in 1999 and $6.14 billion in 1998. Sales growth in 2000 was driven by The BEST of AMERICA variable annuities and reflects the successful introduction of the Extra Value rider, which accounted for $2.65 billion of sales. In addition, sales of deferred fixed annuities increased 61% to $534.8 million driven by additional bank distribution.

     (ii) Institutional Products

          The Institutional Products segment is comprised of the Company's group pension and payroll deduction business, both public and private sectors, and medium-term note program. The public sector includes the 457 business in the form of fixed and variable annuities. The private sector includes the 401(k) business generated through fixed and variable annuities. The sales figures do not include business generated through the Company's medium-term note program, large case pension plan acquisitions and Nationwide Life employee and agent benefit plans, however the income statement data does reflect this business.

The following table summarizes certain selected financial data for the Company's Institutional Products segment for the years indicated.



(in millions)                                                                   2000                 1999                1998

INCOME STATEMENT DATA
Revenues:
     Asset fees                                                              $   220.2            $   190.3           $   149.0
     Net investment income                                                       827.4                771.2               784.7
     Other                                                                        31.4                 21.6                18.8
                                                                               1,079.0                983.1               952.5
Benefits and expenses:
     Interest credited to policyholder account balances                          628.8                580.9               595.7
     Other benefits and expenses                                                 219.5                184.4               176.4
                                                                                 848.3                765.3               772.1
         Operating income before federal income tax expense                  $   230.7            $   217.8           $   180.4

OTHER DATA
Sales:
     Private sector pension plans                                            $ 3,978.7            $ 3,620.8           $ 2,801.8
     Public sector pension plans                                               2,148.8              2,190.3             2,143.0
         Total individual institutional products sales                       $ 6,127.5            $ 5,811.1           $ 4,944.8

Average account balances:
     Separate account                                                        $27,806.7            $22,350.3           $16,995.4
     General account                                                          10,521.2             10,147.7             9,667.4
         Total average account balances                                      $38,327.9            $32,498.0           $26,662.8

Account balances as of year end:
     Private sector pension plans                                            $18,001.4            $19,246.2           $14,568.8
     Public sector pension plans                                              17,294.5             18,949.2            15,801.4
     Medium-term notes                                                         1,627.7                574.5                  --
         Total account balances                                              $36,923.6            $38,769.9           $30,370.2

Return on average equity                                                          24.2%                24.5%               22.0%
Pre-tax operating income to average account balances                              0.59%                0.65%               0.66%

          Institutional Products segment earnings growth in 2000 and 1999 was driven by higher asset fees from 24% and 32% increases in average separate account assets in 2000 and 1999, respectively. Net investment income increased $56.2 million in 2000 to $827.4 million, following a decline in 1999 of $13.5 million to $771.2 million. The change in net investment income was driven by higher average general account assets in each year and an increase in average investment yields in 2000 and a decrease in average investment yields in 1999. The increase in interest credited in 2000 is primarily the result of a 4% increase in average general account reserves and an increase in the average crediting rate of 26 basis points. The decrease in interest credited in 1999 is primarily the result of a 44 basis point decrease in the average interest-crediting rate reflecting lower market rates, offset by a 5% increase in average general account reserves. Higher operating expenses in 2000 reflect the significant technology investments made as part of the new business model in the public sector business.

          The following table depicts the interest spread on average general account reserves in the Institutional Products segment for each of the last three years.

                         2000           1999        1998

Net investment           7.86%          7.60%       8.12%
income
Interest credited        5.98           5.72        6.16
   Interest spread       1.88%          1.88%       1.96%

          During 1998 and 1999 the Company experienced an increase in mortgage loan and bond prepayment fees and such income accounted for approximately 4 basis points of the interest spread in 2000 compared to 8 basis points and 22 basis points in 1999 and 1998, respectively. Increases in interest rates in early 2000 generated higher net investment income and slowed prepayment activity.

          The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features sold through group annuity contracts. Fixed annuity policy reserves in the Institutional Products segment as of December 31, 2000, included $7.03 billion in contracts where the guaranteed interest rate is reestablished each quarter and $545.9 million in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. In this segment, the Company also has $809.4 million of fixed option of variable annuity policy reserves that call for the crediting rate to be reset annually on January 1. The remaining $1.63 billion of fixed annuity policy reserves relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index.

          Institutional Products segment deposits in 2000 of $6.33 billion offset by participant withdrawals and surrenders totaling $5.59 billion generated net flows from participant activity of $738.9 million. Net flows in 2000 are down from the $1.55 billion and $2.00 billion achieved in 1999 and 1998, respectively. Net case (terminations) acquisitions were ($1.32) billion in 2000, $810.8 million in 1999 and none in 1998. The increase in net terminations in 2000 reflects the increasingly competitive environment particularly in the public sector market.

          Changes in the Company's products, including the introduction of new institutional products with reduced policy charges, and the mix of business have slightly decreased the ratio of asset fees to average separate account assets within the segment. This ratio was 0.79% in 2000 compared to 0.83% and 0.86% in 1999 and 1998, respectively.

          The Company has recently experienced decreases in pre-tax operating income to average account balances, which reached 0.59% in 2000, compared to 0.65% in 1999 and to 0.66% in 1998. The decreases were primarily driven by a change in the mix of products, including new products with reduced policy charges and the growth in separate account products.

          Institutional Products sales during 2000 reached $6.13 billion compared to sales of $5.81 billion in 1999 and $4.94 billion in 1998. The growth in each year is primarily attributable to private sector plans. The independent broker/dealer, brokerage firms and financial institutions channels all reported sales growth in excess of 10 percent each year.

    (iii) Life Insurance

          The Life Insurance segment consists of insurance products, including universal life insurance, COLI and BOLI products, which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.



The following table summarizes certain selected financial data for the Company's Life Insurance segment for the years indicated.


(in millions)                                                                   2000                1999                1998

INCOME STATEMENT DATA
Revenues:
     Total policy charges                                                     $  266.6             $  199.0            $  141.6
     Other                                                                       476.5                447.1               402.5
                                                                                 743.1                646.1               544.1
Benefits                                                                         389.3                359.5               308.3
Operating expenses                                                               200.9                165.8               147.0
                                                                                 590.2                525.3               455.3
         Operating income before federal income tax expense                   $  152.9             $  120.8            $   88.8

OTHER DATA
Sales:
     The BEST of AMERICA variable life series                                 $  573.4             $  425.9            $  316.0
     Corporate-owned life insurance                                              711.4                409.2                91.1
     Traditional/Universal life insurance                                        245.4                260.8               246.1
         Total life insurance sales                                           $1,530.2             $1,095.9            $  653.2

Policy reserves as of year end:
     Individual investment life insurance                                     $2,092.0             $1,832.3            $1,270.1
     Corporate investment life insurance                                       2,552.3              1,498.6               903.6
     Traditional life insurance                                                1,813.0              1,787.0             1,689.4
     Universal life insurance                                                    768.2                795.9               750.3
         Total policy reserves                                                $7,225.5             $5,913.8            $4,613.4

Return on average equity                                                          11.5%                11.0%                8.9%



          Life Insurance segment earnings in 2000 increased 27% to $152.9 million, up from $120.8 million a year ago and $88.8 million in 1998. Continued strong sales and reserve growth from both individual and corporate investment life insurance products contributed to the sharp earnings increases.

          Driven primarily by increased policy charges, revenues from investment life products increased to $322.4 million in 2000 compared to $226.5 million in 1999 and $145.4 million in 1998. The revenue growth reflects significantly increased policy reserve levels as individual investment life reserves increased 14% in 2000 to $2.09 billion compared to $1.83 billion a year ago and $1.27 billion at the end of 1998. Corporate investment life reserves, which include both COLI and BOLI products, reached $2.55 billion, up from $1.50 billion and $903.6 million at the end of 1999 and 1998, respectively.

          Pre-tax earnings from investment life products reached $85.3 million in 2000 compared to $53.4 million a year ago and $29.6 million in 1998. The strong revenue growth discussed previously more than offset increased operating expenses associated with the growth in business.

          Traditional/Universal life pre-tax earnings slightly increased to $67.6 million in 2000 compared to $67.4 million in 1999 and were $59.2 million in 1998. The 1998 results reflect additional expenses related to the installation of a new policy administration system.

          Total life insurance sales, excluding all BOLI and Nationwide employee and agent benefit plan sales increased 40% to $1.53 billion in 2000 compared to $1.10 billion during 1999 and $653.2 million in 1998. Sales in 2000 include record levels of production for individual investment life insurance and COLI, reflecting the Company's efforts to sell through multiple channels and growing producer and consumer acceptance of these product offerings.

     (iv) Corporate

          The Corporate segment includes net investment income not allocated to the three product segments, unallocated expenses and interest expense on short-term borrowings. 1999 and 1998 results also include investment management activities associated with Nationwide mutual funds. During 1999, these investment management activities were assigned to an affiliate. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments in the Corporate segment.

          The following table summarizes certain selected financial data for the Company's Corporate segment for the years indicated.

(in millions)                 2000         1999        1998

INCOME STATEMENT DATA
Operating revenues           $72.1        $103.7      $106.4
Operating expenses            35.0          83.4        78.4
  Operating income           $37.1        $ 20.3      $ 28.0
  before federal income
  tax expense(1)

(1)  Excludes net realized gains (losses) on investments.

          In addition to the operating revenues presented in the table above, the Company also reports net realized gains and losses on investments in the Corporate segment. The Company realized net investment (losses) gains of ($19.4) million, ($11.6) million and $28.4 million during 2000, 1999 and 1998, respectively. During 2000 the Company recognized a total of $19.4 million of realized losses on three fixed maturity security holdings.


8.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     A.   MARKET RISK SENSITIVE FINANCIAL INSTRUMENTS


          The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all the risks Nationwide is exposed to.


          (i)  Interest Rate Risk


               Fluctuations in interest rates can potentially impact the Company's earnings, cash flows, and the fair value of its assets and liabilities. Generally, in a declining interest rate environment, the Company may be required to reinvest the proceeds from matured and prepaid investments at rates lower than the overall yield of the portfolio, which could reduce interest spread income. In addition, minimum guaranteed crediting rates (typically 3.0% or 3.5%) on certain annuity contracts could result in a reduction of the Company's interest spread income in the event of a significant and prolonged decline in interest rates from market rates at the end of 2000. The average crediting rate of fixed annuity products during 2000 was 5.64% and 5.98% for the Individual Annuity and Institutional Products segments, respectively, well in excess of the guaranteed rates. The Company mitigates this risk by investing in assets with maturities and durations that match the expected characteristics of the liabilities and by investing in mortgage- and asset-backed securities with limited prepayment exposure.

               Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities generally have a weighted average maturity of approximately 4.5 years as of December 31, 2000 and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag is increased if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If the Company could not fund the surrenders with its cash flow from operations, the Company may be required to sell investments, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges or market value adjustments at the time of surrender, by investing in assets with maturities and durations that match the expected characteristics of the liabilities, and by investing in mortgage- and asset-backed securities with limited prepayment exposure.


          (ii) Asset/Liability Management Strategies to Manage Interest Rate
               Risk


               The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each product line has an investment strategy based on its specific characteristics. The strategy establishes asset maturity and duration, quality and other guidelines. For fixed maturity securities and mortgages, the weighted average maturity is based on repayments, which are scheduled to occur under the terms of the asset. For mortgage- and asset-backed securities, repayments are determined using the current rate of repayment of the underlying mortgages or assets and the terms of the securities.

               For individual immediate annuities having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. As of December 31, 2000, the average duration of assets in this pool was 7.40 years and the average duration of the liabilities was 7.51 years. Individual immediate annuity policy reserves on this business were $1.52 billion as of December 31, 2000.

               Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques in its asset/liability management process. In addition, each year the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting the anticipated cash flows from such business and the assets required to support such business under a number of possible future interest rate scenarios. The first 7 of these scenarios are required by state insurance regulation. Projections are also made using 11 additional scenarios, which involve more extreme fluctuations in future interest rates and equity markets. Finally, to get a statistical analysis of possible results and to minimize any bias in the 18 predetermined scenarios, additional projections are made using 50 randomly generated interest rate scenarios. For the Company's 2000 cash flow testing process, interest rates for 90-day treasury bills ranged from 1.02% to 12.99% under the 18 predetermined scenarios and 0.39% to 28.48% under the 50 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing indicated that the Company's reserves were adequate as of December 31, 2000.


          (iii) Characteristics of Interest Rate Sensitive Financial Instruments


               The following table provides information about the Company's financial instruments as of December 31, 2000 that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

                                       2001            2002            2003            2004            2005
(in millions of dollars)

ASSETS
Fixed maturity securities:
  Corporate bonds:
   Principal                         $1,578.1        $1,565.5        $1,169.1        $1,018.9        $1,313.1
   Average interest rate                  7.4%            7.4%            7.2%            7.4%            7.6%
  Mortgage and other asset-
   backed securities:
   Principal                         $1,193.7        $  991.3        $  725.7        $  555.5        $  431.1
   Average interest rate                  7.3%            7.4%            7.5%            7.6%            7.8%
  Other fixed maturity
   securities:
   Principal                         $   56.0        $    8.8        $   26.1        $   49.0        $   12.3
   Average interest rate                  7.0%           10.9%            8.3%            7.9%            7.6%
Mortgage loans on real
  estate:
   Principal                         $  253.6        $  393.8        $  487.5        $  488.2        $  776.9
   Average interest rate                  8.7%            8.6%            8.1%            7.9%            8.2%
LIABILITIES
Deferred fixed annuities:
   Principal                         $2,239.0        $1,495.0        $1,282.0        $1,105.0        $  964.0
   Average credited rate                  5.8%            5.8%            5.9%            6.0%            6.1%
Immediate annuities:
   Principal                         $   45.0        $   41.0        $   35.0        $   32.0        $   28.0
   Average credited rate                  7.2%            7.2%            7.2%            7.2%            7.3%
Short-term borrowings:
   Principal                         $  120.0              --              --              --              --
   Average interest rate                  6.5%             --              --              --              --
DERIVATIVE FINANCIAL
INSTRUMENTS
Interest rate swaps:
  Pay fixed/receive
   variable
   Notional value                          --        $   30.0        $   62.5        $  133.9        $  290.6
   Weighted average pay rate               --             4.1%            6.7%            6.8%            6.4%
   Weighted average receive                --             7.8%            6.6%            6.7%            7.0%
   rate
  Pay variable/receive fixed
   Notional value                          --        $    5.0        $   28.1        $  343.4        $  394.2
   Weighted average pay rate               --             6.8%            6.9%            7.0%            7.1%
   Weighted average receive                --             7.0%            4.0%            3.1%            2.6%
   rate
  Pay variable/receive
  variable
   Notional value                          --              --        $  375.9        $    9.0        $  316.0
   Weighted average pay rate               --              --             6.9%            6.9%            6.8%
   Weighted average receive                --              --             4.0%            6.8%            5.0%
   rate
Interest rate futures:
  Long positions
   Contract amount/notional          $   36.0        $   34.0        $    6.0        $    4.0        $    1.0
   Weighted average                  $   92.8        $   92.8        $   92.5        $   92.3        $   92.3
   settlement price
  Short positions
   Contract amount/notional          $1,685.8        $1,349.0        $  922.0        $  696.0        $  403.0
   Weighted average                  $   93.5        $   93.0        $   93.0        $   92.9        $   92.8
   settlement price






                                                                                                  1999
                                      Thereafter           Total           Fair Value          Fair Value

(in millions of dollars)

ASSETS
Fixed maturity securities:
  Corporate bonds:
   Principal                         $3,388.1        $10,032.8        $ 9,858.2         $ 9,536.5
   Average interest rate                  8.2%             7.7%
  Mortgage and other asset-
   backed securities:
   Principal                         $1,295.5        $ 5,192.8        $ 5,169.7         $ 5,196.9
   Average interest rate                  7.8%             7.8%
  Other fixed maturity
   securities:
   Principal                         $  346.4        $   498.6        $   415.1         $   560.6
   Average interest rate                  8.0%             7.9%
Mortgage loans on real
  estate:
   Principal                         $3,812.4        $ 6,212.4        $ 6,327.8         $ 5,745.5
   Average interest rate                  7.9%             8.0%
LIABILITIES
Deferred fixed annuities:
   Principal                         $9,404.9        $16,430.3        $15,697.8         $16,197.4
   Average credited rate                  6.2%             6.1%
Immediate annuities:
   Principal                         $  204.0        $   385.0        $   282.0         $   237.8
   Average credited rate                  7.3%             7.3%
Short-term borrowings:
   Principal                               --        $   120.0        $   118.7                --
   Average interest rate                   --              6.5%
DERIVATIVE FINANCIAL
INSTRUMENTS
Interest rate swaps:
  Pay fixed/receive
   variable
   Notional value                    $  417.8        $   934.8        $   (21.3)        $     4.8
   Weighted average pay rate              6.9%             6.6%
   Weighted average receive               6.8%             6.9%
   rate
  Pay variable/receive fixed
   Notional value                    $  293.5        $ 1,064.2        $   (32.1)        $   (25.3)
   Weighted average pay rate              7.0%             7.1%
   Weighted average receive               5.4%             3.6%
   rate
  Pay variable/receive
  variable
   Notional value                    $   30.0        $   730.9        $     5.2                --
   Weighted average pay rate              7.2%             6.9%
   Weighted average receive               7.4%             4.6%
   rate
Interest rate futures:
  Long positions
   Contract amount/notional                --        $    81.0        $     0.3                --
   Weighted average                        --        $    92.8
   settlement price
  Short positions
   Contract amount/notional          $  523.0        $ 5,578.8        $   (16.3)        $     1.3
   Weighted average                  $   92.6        $    93.0
   settlement price

              Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table above are as follows:

              Mortgage- and asset-backed securities (MBSs and ABSs): The maturity year is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs and ABSs.

              Other fixed maturity securities and mortgage loans on real estate:
              The maturity year is determined based on the maturity date of the security or loan.

              Deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates, and contract terms. Included are group annuity contracts representing $8.39 billion of general account liabilities as of December 31, 2000, which are generally subject to market value adjustment upon surrender and which may also be subject to surrender charges. Of the total group annuity liabilities, $7.03 billion were in contracts where the crediting rate is reset quarterly, $545.9 million were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter and $809.4 million were in contracts where the crediting rate is reset annually on January 1. Fixed annuity policy reserves of $1.63 billion relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index. Also included in deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the lesser of deposits made or the amount surrendered and assessed at declining rates during the first seven years after a deposit is made. At December 31, 2000, individual annuity general account liabilities totaling $4.92 billion were in contracts where the crediting rate is reset periodically, with portions resetting in each calendar quarter and $398.7 million that reset annually on January 1. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.

              Immediate annuities: Included are non-life contingent contracts in payout status where the Company has guaranteed periodic, typically monthly, payments. The maturity year is based on the terms of the contract.

              Short-term borrowings: The maturity year is the stated maturity date of the obligation.

              Derivative financial instruments: The maturity year is based on the terms of the related contracts. Interest rate swaps include cross-currency swaps that eliminate all foreign currency exposure the Company has with existing assets and liabilities. Underlying details by currency have therefore been omitted. Variable swap rates and settlement prices reflect those in effect at December 31, 2000.


         (iv) Equity Market Risk


              Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. At December 31, 2000, 88% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

B.       INFLATION

         The rate of inflation did not have a material effect on revenues or operating results of the Company during 2000, 1999 or 1998.

9.       DIRECTORS AND EXECUTIVE OFFICERS


     The Company's Board of Directors currently consists of the following fourteen Directors:




                          NAME                    AGE              DIRECTOR SINCE          YEAR TERM WILL EXPIRE

    Lewis J. Alphin                                52                   1993                        2015
    A. I. Bell                                     55                   1998                        2013
    Yvonne M. Curl                                 46                   1998                        2022
    Kenneth D. Davis                               47                   1999                        2002
    Keith W. Eckel                                 54                   1996                        2014
    Willard J. Engel                               61                   1994                        2006
    Fred C. Finney                                 54                   1992                        2013
    Joseph J. Gasper                               57                   1996                        2008
    W. G. Jurgensen                                49                   2000                        2003
    David O. Miller                                62                   1996                        2006
    Ralph M. Paige                                 58                   1999                        2002
    James F. Patterson                             59                   1989                        2007
    Arden L. Shisler                               64                   1992                        2004
    Robert L. Stewart                              64                   1986                        2001



     Nationwide Life's Executive Officers currently consist of the following twenty-two Officers:



                  NAME                         AGE                              POSITION WITH NATIONWIDE

    John R. Cook, Jr.                           57           Senior Vice President - Chief Communications Officer
    Thomas L. Crumrine                          59           Senior Vice President
    David A. Diamond                            46           Senior Vice President - Corporate Controller
    Joseph J. Gasper                            57           President and Chief Operating Officer
    Philip C. Gath                              53           Senior Vice President - Chief Actuary - Nationwide Financial
    Patricia R. Hatler                          46           Senior Vice President, General Counsel and Secretary
    Richard D. Headley                          52           Executive Vice President
    Michael S. Helfer                           55           Executive Vice President - Corporate Strategy
    David K. Hollingsworth                      48           Senior Vice President - Business Development and Sponsor Relations
    David R. Jahn                               52           Senior Vice President - Product Management
    Donna A. James                              43           Executive Vice President - Chief Administrative Officer
    William J. Jurgensen                        49           Chairman of the Board and Chief Executive Officer
    Richard A. Karas                            58           Senior Vice President - Sales - Financial Services
    Gregory S. Lashutka                         57           Senior Vice President - Corporate Relations
    Edwin P. McCausland, Jr.                    56           Senior Vice President - Fixed Income Securities
    Dimon Richard McFerson                      64           Chairman (retired December 30, 2000)
    Robert A. Oakley                            54           Executive Vice President - Chief Financial Officer
    Mark D. Phelan                              46           Senior Vice President - Technology and Operations
    Douglas C. Robinette                        46           Senior Vice President - Claims
    Mark R. Thresher                            44           Senior Vice President - Finance (Chief Accounting Officer)
    Susan A. Wolken                             50           Senior Vice President - Product Management and Nationwide
                                                             Financial Marketing
    Robert J. Woodward, Jr.                     59           Executive Vice President - Chief Investment Officer

Biographical information for each of the individuals listed in the above table is set forth below.


DIMON R. MCFERSON, until his retirement in December 2000, was Chief Executive Officer since April 1996. He was elected Chief Executive Officer in December 1992, and President and Chief Executive Officer in December 1993. He was President and General Manager of Nationwide Mutual Insurance Company from April 1988 to April 1991; President and Chief Operating Officer of Nationwide Mutual Insurance Company from April 1991 to December 1992; and President and Chief Executive Officer of Nationwide Mutual Insurance Company from December 1992 to April 1996. Mr. McFerson was with Nationwide for 21 years.

W.G. JURGENSEN has been a Director and Chief Executive Officer since 2000. Previously, he was Executive Vice President of Bank One Corporation from 1998 to May 2000. Prior to Bank One's merger with First Chicago NBD, Mr. Jurgensen served from 1990 to 1998 as Executive Vice President with First Chicago, leading various business units. For 17 years, Mr. Jurgensen was with Norwest Corporation, beginning as a corporate banking officer and serving in increasingly responsible roles including president and CEO of Norwest Investment Services and management of the treasury function. Mr. Jurgensen's final post was Executive Vice President - Corporate Banking.

JOSEPH J. GASPER has been President and Chief Operating Officer and Director of Nationwide since April 1996. Previously, he was Executive Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from April 1995 to April 1996. He was Senior Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from September 1993 to April 1995. Prior to that time, Mr. Gasper held numerous positions within Nationwide. Mr. Gasper has been with Nationwide for 34 years.


LEWIS J. ALPHIN has been a Director of Nationwide since 1993. Mr. Alphin owns and operates an 800-acre farm in Mt. Olive, NC. He taught agriculture business at James Sprunt Community College in Kenansville, NC for more than 22 years before retiring in 1994. He is the former board chairman of the Cape Fear Farm Credit Association, a member and former vice president, secretary/treasurer, and director of the Duplin County Agribusiness Council, and a former board member of the Southern States Cooperative (1986 to 1993). Mr. Alphin is a member of the Duplin County Farm Bureau, the North Carolina Farm Bureau, ad the Farm Credit Council. He is a member and former director of the Oak Wolfe Fire Department.

A. I. BELL has been a Director of Nationwide since April, 1998. Mr. Bell has served as a state trustee of the Ohio Farm Bureau Federation from 1991 to 1998 and as president that last four years. He oversees the Bell family farm in Zanesville, Ohio. The farm is the hub of a multi-family swine network, in addition to grain and beef operations. Mr. Bell has represented the Ohio Farm Bureau at state and national level activities, and has traveled internationally representing Ohio agriculture. In 1995, he was introduced into The Ohio State University Department of Animal Sciences Hall of Fame.


YVONNE M. CURL has been a Director of Nationwide since April 1998. Ms. Curl is Vice President - Chief Marketing Officer for Avaya Inc. located in Basking Ridge, NJ. Prior to joining Avaya Inc. in November 2000, she was employed by the Xerox Corporation. She joined Xerox in 1976 as a sales representative and progressed through management positions, including vice president - field operations; executive assistant to te chairman and CEO; and as corporate vice president serving as senior vice president and general manager, public sector worldwide/global solutions group.


JOHN R. COOK, JR. has been Senior Vice President - Chief Communications Officer since May 1997. Previously, Mr. Cook was Senior Vice President - Chief Communications Officer of USAA from July 1989 to May 1997. Mr. Cook has been with Nationwide for 3 years.


THOMAS L. CRUMRINE has been Senior Vice President of Nationwide since September 1997. Previously he was Senior Vice President - Property/Casualty from March 1996 to September 1997. Prior to that time, he was Senior Vice President - Claims from April 1995 to March 1996, Vice President - Claims from 1993 to March 1996, Vice President - Agency Sales from 1991 to 1993 and Vice President - Agency Services from 1989 to 1991. Prior to 1989, Mr. Crumrine held several positions with Nationwide.


KENNETH D. DAVIS has been a Director of Nationwide since April 1999. Mr. Davis is the immediate past president of the Ohio Farm Bureau Federation. He served as a member of the Ohio Farm Bureau Federation's board of trustees from 1989 until 1999. He served as first vice president of the board from 1994 until 1998. Mr. Davis serves on the board of directors of his local rural electric cooperatives and is a member of many agriculture organizations including the Ohio Corn Growers, Ohio Cattlemen's and Ohio Soybean associations.

DAVID A. DIAMOND has been Senior Vice President - Corporate Controller since December 11, 2000. Previously, Mr. Diamond was Senior Vice President - Corporate Controller from August 1999 to December 2000. He was Vice President - Controller from October 1993 to August 1999. Prior to that time, Mr. Diamond held several positions within Nationwide. Mr. Diamond has been with Nationwide for 12 years.


KEITH W. ECKEL has been a Director of Nationwide since April 1996. Mr. Eckel is a partner of Fred W. Eckel Sons and president of Eckel Farms, Inc. in northeast Pennsylvania. He received the Master Farmer award from Penn State University in 1982. Mr. Eckel is a member of the Pennsylvania Agricultural Land Preservation Board. He is a former president of the Pennsylvania Farm Bureau, a position he held for 15 years, and the Lackawanna County Cooperative Extension Association. He has served as a board member and executive committee member of the American Farm Bureau Federation. He is a former vice president of the Pennsylvania Council of Cooperative Extension Associations and former board member of the Pennsylvania Vegetable Growers Association.

WILLARD J. ENGEL has been a Director of Nationwide since 1994. Mr. Engel served as general manager of Lyon County Co-Operative Oil Co. in Marshall, MN from 1975 to 1997, and occasionally serves on a consulting basis. He previously was a division manager of the Truman Farmers Elevator. He is a former director of the Western Co-op Transport in Montevideo, MN, a former director and legislative committee chairman of the Northwest Petroleum Association in St. Paul, and a former director of Farmland Industries in Kansas City.

FRED C. FINNEY has been a Director of Nationwide since 1992. Mr. Finney is the owner and operator of the Moreland Fruit Farm and operator of Melrose Orchard in Wooster, OH. He is past president of the Ohio Farm Bureau Federation, the Ohio Fruit Growers Society, Wayne County Farm Bureau, and the Westwood Ruritan Club. He is a member of the American Berry Cooperative.


PHILIP C. GATH has been Senior Vice President - Chief Actuary - Nationwide Financial since May 1998. Previously, Mr. Gath was Vice President - Product Manager - Individual Variable Annuity from July 1997 to May 1998. Mr. Gath was Vice President - Individual Life Actuary from August 1989 to July 1997. Prior to that time, Mr. Gath held several positions within Nationwide. Mr. Gath has been with Nationwide for 32 years.


PATRICIA R. HATLER has been Senior Vice President, General Counsel and Secretary since April 2000. Previously, she was Senior Vice President and General Counsel from July 1999 to April 2000. Prior to that time, she was General Counsel and Corporate Secretary of Independence Blue Cross from 1983 to July 1999.


RICHARD D. HEADLEY has been Executive Vice President for Nationwide since July 2000. Previously, he was Executive Vice President - Chief Information Technology Officer from May 1999 to July 2000. He was Senior Vice President - Chief Information Technology Officer from October 1997 to May 1999. Previously, Mr. Headly was Chairman and Chief Executive Officer of Banc One Services Corporation from 1992 to October 1997. From January 1975 until 1992, Mr. Headley held several positions with Banc One Corporation. Mr. Headley has been with Nationwide for 3 years.

MICHAEL S. HELFER has been Executive Vice President - Corporate Strategy since August 2000. He is a former partner and head of the financial institutions group at Wilmer, Cutler and Pickering, a 350-lawyer international law firm headquartered in Washington, D.C. He served as that firm's Chairman and Chief Executive Officer from 1995 to 1998.

DAVID K. HOLLINGSWORTH has been Senior Vice President - Business Development and Sponsor Relations since April 2000. Previously, he was Senior Vice President - Multi Channel and Sponsor relations from August 1999 until April 2000. Previously, he was Senior Vice President - Marketing from June 1999 to August 1999. Prior to that time, Mr. Hollingsworth held numerous positions within Nationwide. Mr. Hollingsworth has been with Nationwide for 26 years.

DAVID R. JAHN has been Senior Vice President - Product Management since November 2000. Previously, he was Senior Vice President - Commercial Insurance from March 1998 to November 2000. Previously, he was Vice President - Property/Casualty Operations and Vice President - Resource Management from March 1996 to January 1998. Prior to that time, Mr. Jahn has held numerous positions within Nationwide. Mr. Jahn has been with Nationwide for 29 years.

DONNA A. JAMES has been Executive Vice President - Chief Administrative Officer since July 2000. Previously, she was Senior Vice President - Chief Human Resources Officer from May 1999 to July 2000. She was Senior Vice President - Human Resources from December 1997 to May 1999. Previously, she was Vice President - Human Resources from July 1996 to December 1997. Prior to that time, Ms. James was Vice President -

Assistant to the CEO of Nationwide from March 1996 to July 1996. From May 1994 to March 1996, she was Associate Vice President - Assistant to the CEO of Nationwide. Previously, Ms. James held several positions within Nationwide. Js. James has been with Nationwide for 19 years.

RICHARD A. KARAS has been Senior Vice President - Sales - Financial Services since March 1993. Previously, he was Vice President - Sales - Financial Services from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within Nationwide. Mr. Karas has been with Nationwide for 36 years.


GREGORY S. LASHUTKA has been Senior Vice President - Corporate Relations since January 2000. Previously, he was the Mayor of the City of Columbus (Ohio) from January 1992 to December 1999. From January 1986 to December 1991, Mr. Lashutka was a Partner with Squire, Sanders & Dempsey. From January 1978 to December 1985, he was City Attorney for the City of Columbus (Ohio).

EDWIN P. MCCAUSLAND, JR. has been Senior Vice President - Fixed Income Securities since 1999. Mr. McCausland has 29 years of experience in insurance investments beginning his career in 1970 with Connecticut Mutual Life Insurance Company. He joined Phoenix Mutual Life Insurance Company in 1981 as second Vice President of Bond Investments and rising to Vice President of Pension Operations. He was Vice President and Managing Director of Mass Mutual Life Insurance Company prior to joining Nationwide.

DAVID O. MILLER has been a Director of Nationwide since November 1996. Mr. Miller has been Chairman of the Board since 1998. Mr. Miller is president of Owen Potato Farm, Inc. and a partner of M&M Enterprises in Licking County, OH. He is a director and board chairman of the National Cooperative Business Association, director of Cooperative Business International and the International Cooperative Alliance, and serves on the educational executive committee of the National Council of Farmer Cooperatives. He was president of the Ohio Farm Bureau Federation from 1981 to 1985 and was vice president for six years. Mr. Miller served a two year term on the board of the American Farm Bureau Association. He is past president of the Ohio Vegetable and Potato Growers Association, and was a director of Landmark, Inc., a farm supply cooperative which is now part of Indianapolis-based Countrymark.


ROBERT A. OAKLEY has been Executive Vice President - Chief Financial Officer and Treasurer since December 2000. Previously, Mr. Oakley was Executive Vice President - Chief Financial Officer from April 1995 to December 2000. Prior to that, Mr. Oakley was Senior Vice President - Chief Financial Officer from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within Nationwide. Mr. Oakley has been with Nationwide for 25 years.


RALPH M. PAIGE has been a Director of Nationwide since April 1999. Mr. Paige has been the Executive Director of the Federation of Southern Cooperatives/Land Assistance Fund since 1969. Mr. Paige also served as the National Field Director/Georgia State Director from 1981 to 1984.

JAMES F. PATTERSON has been a Director of Nationwide since April 1989. Mr. Patterson is president of Patterson Farms, Inc. and has operated Patterson Fruit Farm in Chesterland, OH since 1964. Mr. Patterson is on the boards of The Ohio State University Hospitals Health System in Cleveland, Geauga Hospital, Inc. and the National Cooperative Business Association. He is past president of the Ohio Farm Bureau Federation and former member of Cleveland Foundation's Lake and Geauga Advisory Committees.


MARK D. PHELAN has been Senior Vice President - Technology and Operations since December 2000. Previously, he was Senior Vice President - Technology Services from 1998 to December 2000. His previous management experience includes five years (1977 - 1982) with the data processing division's sales group at IBM Corporation. From 1982 through 1990, Mr. Phelan served as Director of AT&T's Consumer Communications Services Group and he was subsequently promoted to Sales Vice President for the Eastern Region of the Business Communications Services Division. In 1992, he became Executive Vice President - Sales and Marketing for the Electronic Commerce Division of Checkfree Corporation, a position he held for five years. From 1997 until 1998, he was in private consulting.

DOUGLAS C. ROBINETTE has been Senior Vice President - Claims since November 2000. Previously he was Senior Vice President - Claimes and Financial Services from 1999 to November 2000. Prior to that time, Mr. Robinette was Senior Vice President - Marketing and Product Management from May 1998 to 1999. Mr. Robinette was Executive Vice President, Customer Services of Employers Insurance of Wausau, a member of the Nationwide group until 1998, from September 1996 to May 1998. Prior to that time, he was Executive Vice President, Finance and Insurance Services of Wausau from May 1995 to September 1996. From November 1994 to May 1995, Mr. Robinette was Senior Vice President, Finance and Insurance Services of Wausau.

From May 1993 to November 1994, he was Senior Vice President, Finance of Wausau. Prior to that time, Mr. Robinette held several positions within the Nationwide group. Mr. Robinette has been with Nationwide for 14 years.


ARDEN L. SHISLER has been a Director of Nationwide since 1984. Mr. Shisler is president and chief executive officer of K&B Transport, Inc., a trucking firm in Dalton, OH. He is a director of the National Cooperative Business Association in Washington, DC. He is a former board member and vice president of the Ohio Farm Bureau Federation and past president of the Ohio Agricultural Marketing Association, an Ohio Farm Bureau Federation subsidiary. He is a member of the Ohio Trucking Association, the Ohio Trucking Safety Council, the Wayne County Farm Bureau, Cornerstone Community Church, the Advisory Committee of The Ohio State University Agriculture Technical Institute and a board member of the Wilderness Center.

ROBERT L. STEWART has been a Director of Nationwide since 1989. Mr. Stewart is the owner and operator of Sunnydale Farms and Mining in Jewett, OH. He served on the board of the Ohio Farm Bureau Federation and as president of the Ohio Holstein Association board. Mr. Stewart was a director of the Ohio Agricultural Stabilization and Conservation Service board and Landmark, Inc. a farm supply cooperative which is now part of Indianapolis-based Countrymark.

MARK R. THRESHER has been Senior Vice President - Finance - Nationwide Financial since May 1999. He was Vice President - Controller from August 1996 to May 1999. He was Vice President and Treasurer from November 1996 to February 1997. Previously, he was Vice President and Treasurer from June 1996 to November 1996. Prior to joining Nationwide, Mr. Thresher served as a partner with KPMG LLP from July 1988 to June 1996.


RICHARD M. WAGGONER has been Senior Vice President - Operations since May 1999. Previously, he was President of Nationwide Services from May 1997 to May 1999. Prior to that time, Mr. Waggoner has held numerous positions within the Nationwide group of companies. Mr. Waggoner has been with Nationwide for 24 years.

SUSAN A. WOLKEN has been Senior Vice President - Product Management and Nationwide Financial Marketing since May 1999. Previously, Ms. Wolken was Senior Vice President - Life Company Operations from June 1997 to May 1999. She was Senior Vice President - Enterprise Administration from July 1996 to June 1997. Prior to that time, she was Senior Vice President - Human Resources from April 1995 to July 1996. From September 1993 to April 1995, Ms. Wolken was Vice President - Human Resources. From October 1989 to September 1993 she was Vice President - Individual Life and Health Operations. Ms. Wolken has been with Nationwide for 26 years.

ROBERT J. WOODWARD, JR. has been Executive Vice President - Chief Investment Officer since August 1995. Previously, he was Senior Vice President - Fixed Income Investments from March 1991 to August 1995. Prior to that time, Mr. Woodward held several positions within Nationwide. Mr. Woodward has been with Nationwide for 36 years.

10.   EXECUTIVE COMPENSATION

A.       COMPENSATION


         Pursuant to a Cost Sharing Agreement, the salaries and benefits of certain officers and employees of the Company and its subsidiaries, including the Named Executive Officers, will be paid by Nationwide Mutual Insurance Company and reimbursed in accordance with the terms of the Cost Sharing Agreement.

         The following table provides certain information concerning compensation received by Nationwide Life's former Chief Executive Officer, Nationwide Life's current Chairman of the Board and Chief Executive Officer, and the four other most highly paid executive officers (the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999 and 1998 for services rendered to Nationwide Life and its subsidiaries.


                           SUMMARY COMPENSATION TABLE


                                                 Annual Compensation
                                                                               Other Annual
        Name and                             Salary          Bonus             Compensation
   Principal Position          Year            $               $                   $

Dimon R. McFerson:             2000         475,471       1,259,550(3)              (6)
  Chairman and Chief           1999         446,900       1,008,504(4)              (6)
  Executive Officer(1,2)       1998         430,970         392,982(5)              (6)

W. G. Jurgensen:               2000         230,290         951,660(3)              (6)
  Chairman of the Board          --              --              --               --
  and Chief Executive            --              --              --               --
  Officer(2)

Joseph J. Gasper:              2000         634,499       1,132,145(3)              (6)
  President and Chief          1999         512,308         952,282(4)              (6)
  Operating Officer            1998         461,308         330,647(5)              (6)

Robert J. Woodward:            2000         246,577         580,944(3)              (6)
  Executive Vice               1999         280,293         503,928(4)              (6)
  President - Chief            1998         236,599         209,607(5)              (6)
  Investment Officer(2)

Richard A. Karas:              2000         339,231         317,791(3)              (6)
  Senior Vice                  1999         307,308         330,021(4)              (6)
  President - Sales -          1998         283,847         212,503(5)              (6)
  Financial Services

Mark R. Thresher:              2000         262,622         274,142(3)              (6)
  Senior Vice President        1999         219,846         244,609(4)              (6)
  - Finance(2)                 1998         185,704         122,644(5)              (6)





                                              Long Term Compensation
                                            Awards                     Payouts
                                                                      Long Term
                             Restricted Stock       Securities        Incentive
        Name and                 Award(s)           Underlying          Plan            All Other
   Principal Position               $             Options/SARs #       Payouts         Compensation

Dimon R. McFerson:               875,469             65,000                 --             44,662(10)
  Chairman and Chief                  --            109,700                 --             22,785
  Executive Officer(1,2)              --             60,000            204,351(9)          23,278

W. G. Jurgensen:                 700,000(7)         210,000                 --              7,235(10)
  Chairman of the Board               --                 --                 --                 --
  and Chief Executive                 --                 --                 --                 --
  Officer(2)

Joseph J. Gasper:              1,077,500(7)          76,100                 --             45,876(10)
  President and Chief                 --             78,000(8)              --             21,492
  Operating Officer                   --             40,000            143,520(9)          21,491

Robert J. Woodward:              164,319(7)          12,200                 --             14,961(10)
  Executive Vice                      --             21,800                 --             11,406
  President - Chief                   --             12,000             80,694(9)          10,883
  Investment Officer(2)

Richard A. Karas:                202,031(7)          15,000                 --             23,108(10)
  Senior Vice                         --             34,400(8)              --             13,177
  President - Sales -                 --             20,000             90,000(9)          13,174
  Financial Services

Mark R. Thresher:                140,075(7)          11,400                 --             15,806(10)
  Senior Vice President           61,688(7)          19,250(8)              --             12,099
  - Finance(2)                        --             10,000             60,600(9)           8,231





(1) Mr. McFerson retired as Chairman and Chief Executive Officer of the Company on July 31, 2000. His title changed to Chairman of the Company on August 1, 2000. He retired as Chairman and Director of the Company on December 30, 2000.

(2) Figures in the table, other than Restricted Stock Awards, Securities Underlying Options/SARs and All Other Compensation, represent compensation received by Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher for their service rendered to the Company as allocated pursuant to the Cost Sharing Agreement.

(3) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 2001 for the 2000 award year. Mr. Woodward's bonus payout includes amounts received under the Office of Investments Incentive Plan.

(4) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 2000 for the 1999 award year. Mr. Woodward's bonus payout includes amounts received under the Office of Investments Incentive Plan.

(5) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 1999 for the 1998 award year.

(6) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.

(7) The following is the number of shares and value of restricted stock at the end of the 2000 fiscal year for: Mr. Jurgensen - 25,000 shares at a value of $1,187,500; Mr. Gasper - 40,000 shares at a value of $1,900,000; Mr. Woodward - 6,100 shares at a value of $289,750; Mr. Karas - 7,500 shares at a value of $356,250; and Mr. Thresher - 6,700 shares at a value of $318,250.

(8) Mr. Gasper's options include 2,500 Villanova Capital, Inc. ("VCI") (a subsidiary of Nationwide Financial Services, Inc.) options; Mr. Karas's options include 2,000 VCI options; and Mr. Thresher's options include 2,000 VCI options.

(9) Represents the amount received by the Named Executive Officers under the Executive Incentive Plan in 1999 for the award period 1996 to 1998.

(10) Represents contributions made or credited by the Company for 2000 under the Savings Plan and the DC Supplemental Plan. The following are the amounts for the Savings Plan and the DC Supplemental Plan: Mr. McFerson - $2,379 for the Savings Plan, and $42,283 for the DC Supplemental Plan; Mr. Jurgensen - $2,379 for the Savings Plan and $4,856 for the DC Supplemental Plan; Mr. Gasper - $4,713 for the Savings Plan and $41,163 for the DC Supplemental Plan; Mr. Woodward - $3,060 for the Savings Plan and $11,901 for the DC Supplemental Plan; Mr. Karas - $5,100 for the Savings Plan and $18,008 for the DC Supplemental Plan; and Mr. Thresher - $5,095 for the Savings Plan and $10,711 for the DC Supplemental Plan.

B.       PERFORMANCE INCENTIVE PLAN

         Nationwide Life maintains the Performance Incentive Plan ("PIP"), first implemented in 1998. Under the PIP, annual payments are made to the Named Executive Officers and certain other management employees of the participating companies based on the achievement of measures tied to the performance of the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organization performance, and further based upon individual employee performance. Under the PIP, the participant will be granted a target incentive amount that represents a percentage (from 4.5% to 150% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the PIP will range from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.

C.       OFFICE OF INVESTMENTS INCENTIVE PLAN

         Nationwide Life maintains the Office of Investments Incentive Plan (the "OIP"), first implemented in 1999. Under the OIP, annual payments are made to Mr. Woodward and certain other investment professionals within the investment department based on the achievement of measures tied to performance of the investment organization and the individual participant. Performance measures are based on investment objectives and operating company short and long-term investment performance versus market indices. Under the OIP, the participant will be granted a target incentive amount that represents a percentage (from 15% to 85% depending on the participant" position within the participating company) of the midpoint of the salary range for the participant's position within the Company. The actual amount received by the participant under the OIP will typically range from zero to a maximum of two times the participant's target percentage opportunity, depending on the performance of the investment organization and the individual participant.


D.       EXECUTIVE INCENTIVE PLAN

         Prior to May 1, 1999, Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide Life, maintained the Executive Incentive Plan ("EIP"). Under the EIP, annual payments were made to the Named Executive Officers and certain other officers of the participating companies based on the achievement of measures tied to the performance of Nationwide Life and the relevant operating company over the preceding three years. Performance measures were based on profitability and growth objectives that were established in advance by the Board of

         Directors of the participating company. Under the EIP, the participant was granted a target incentive amount that represented a percentage (from 10% to 30% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant ranged from zero to twice the target incentive amount, depending solely on the achievement of the performance measures.

         Nationwide Life and the participating subsidiaries and affiliates terminated the EIP in May 1999. As of May 1999, the Named Executive Officers no longer participated in the EIP, but rather participated in the PIP.


E.       DEFERRED COMPENSATION PROGRAM

         Nationwide Life maintains a deferred compensation program (the "Nationwide Individual Deferred Compensation Plan") pursuant to which elected officers of participating companies may elect to defer payment of amounts otherwise payable to them. An eligible officer is permitted to enter into a deferral agreement pursuant to which such officer may annually elect to defer a portion of his or her salary or incentive compensation earned during the following year or performance cycle. Any such election is effective prospectively. Amounts deferred under the Nationwide Individual Deferred Compensation Plan will generally be payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment or after the expiration of the deferral period elected by the participant. Accounts under the Nationwide Individual Deferred Compensation Plan are credited with deferrals and earnings based on the net investment return on the participants' choice of investment measures from those offered under the Nationwide Individual Deferred Compensation Plan.

         Nationwide Life also maintains a deferred compensation plan (the "Employees' Deferred Compensation Plan") pursuant to which certain employees of participating companies, who earn in excess of $85,000 per year and who are not eligible for the Nationwide Individual Deferred Compensation Plan, may elect to defer payment of amounts otherwise payable to them. An eligible employee is permitted to enter into a deferral agreement pursuant to which such employee may annually elect to defer a portion of his or her salary or incentive compensation earned during the following year or performance cycle. Any such election is effective prospectively. Amounts deferred under the Employees' Deferred Compensation Plan will generally be payable in annual installments beginning in January of the calendar year after the expiration of the deferral period elected by the participant. Each participant's account under the Employees' Deferred Compensation Plan is credited with deferrals and earnings, based on the net investment return on the participants' choice of investment measures from those offered under the Employees' Deferred Compensation Plan.


     F.  SAVINGS PLAN

         Nationwide Life maintains the Nationwide Savings Plan (the "Savings Plan"), a qualified profit-sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies. Under the Savings Plan, participants who are not residents of Puerto Rico may elect to contribute between 1% and 22% of their compensation to accounts established on their behalf under the Savings Plan in the form of voluntary salary reductions on a pretax basis; participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Savings Plan. All amounts contributed to the Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Savings Plan and selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her account during employment under certain circumstances including attainment of age 59 1/2, or receive a loan of a portion of his or her account balance.

         Under the Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

     G.  SUPPLEMENTAL DEFINED CONTRIBUTION PLAN


         Nationwide Life maintains an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Supplemental Defined Contribution Plan (the "DC Supplemental Plan"), which provides benefits equal to employer matching contributions that would have been made under the Savings Plan for the participants in the absence of the limitation on compensation that can be considered, found in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("IRC"), and the IRC Section 402(g) limitation on amounts that can be deferred under the Savings Plan, reduced by actual employer matching contributions made to the Savings Plan. Participants are limited to those elected officers earning in excess of $170,000 annually. Benefits under the DC Supplemental Plan vest at the same time as employer matching contributions vest under the Savings Plan.


     H. NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION PLAN


         The purpose of the Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan (the "LTEP") is to benefit the stockholders of Nationwide Financial Services, Inc. by encouraging high levels of performance by selected officers, directors and employees of Nationwide Financial Services, Inc. and certain of its affiliates, attracting and retaining the services of such individuals and aligning the interests of such individuals with those of the stockholders.


         The LTEP provides for the grant of any or all of the following, types of awards:

         (i) stock options, including incentive stock options and nonqualified stock options, for shares of Class A Common Stock;


         (ii) stock appreciation rights ("SARs"), either in tandem with stock options or freestanding;


         (iii)    restricted stock; and

         (iv)     performance awards.


         Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of IRC Section 422. Awards may be made to the same person on more than one occasion and may be granted singularly, in combination or in tandem as determined by Nationwide Financial Services, Inc. Compensation Committee.

         The LTEP grants the Compensation Committee, which administers the LTEP, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant. The LTEP is intended to constitute a nonqualified, unfunded, unsecured plan for incentive and deferred compensation and is not intended to be subject to any requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Awards under the LTEP which are performance-based are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the IRC.

         No awards may be granted under the LTEP after December 11, 2006, and the LTEP may be terminated by the Board of Directors of Nationwide Financial Services, Inc. prior to such date. In the event of expiration or earlier termination of the LTEP, the LTEP will remain in effect until such time as all awards previously granted thereunder have been satisfied or have expired.

     I.  OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                       INDIVIDUAL GRANTS

                             NUMBER OF SECURITIES          % OF TOTAL       EXERCISE PRICE
                                  UNDERLYING            OPTIONS GRANTED     OR BASE PRICE                          GRANT DATE
                             OPTIONS/SARS GRANTED(1)    TO EMPLOYEES IN       PER SHARE                          PRESENT VALUE(2)
       NAME                            #                  FISCAL YEAR             $          EXPIRATION DATE           $

Dimon R. McFerson                    65,000                    5.6%             26.9375      February 9, 2010        730,600
W. G. Jurgensen                     210,000                   18.0%             28.0000          May 26, 2010      2,509,500
Joseph J. Gasper                     76,100                    6.5%             26.9375      February 9, 2010        855,364
Robert J. Woodward, Jr.              12,200                    1.0%             26.9375      February 9, 2010        137,128
Richard A. Karas                     15,000                    1.3%             26.9375      February 9, 2010        168,600
Mark R. Thresher                     11,400                    1.0%             26.9375      February 9, 2010        128,136




(1) One-third of the options granted become exercisable on each of the first three anniversary dates of the grant, except for 60,000 of Mr. Jurgensen's option grant, which becomes one-fifth exercisable on each of the first five anniversary dates of the grant. Options may be accelerated upon a change of control or certain other events of termination of employment.


(2) The estimated grant date present value dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on a complex set of assumptions. The material assumptions and adjustments incorporated in the Black-Scholes model used to estimate the value of these options include the following:

         - An exercise price on the options equal to the fair market value of the underlying stock on the date of the grant, as listed in the table.


         - The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free rate was 6.85% for the February 9, 2000 grant and 6.60% for the May 26, 2000 grant.

         - Dividends at a rate of $0.40 per share for the February 9, 2000 grant and $0.48 per share for the May 26, 2000 grant, representing the annualized dividends paid on shares of common stock at the date of grant.

         - An option term before exercise of five years, which represents the typical period that options are held prior to exercise.

         - Volatility of the stock price of 41.47% for the February 9, 2000 grant and 42.25% for the May 26, 2000 grant, reflecting the average daily stock price volatility since Nationwide Financial Services, Inc.'s initial public offering on March 6, 1997.


         - No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture.


     J. AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES




                                                                NUMBER OF SECURITIES UNDERLYING
                               SHARES                             UNEXERCISED OPTIONS/SARS AT     VALUE OF UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON                                 FISCAL YEAR-END              OPTIONS AT FISCAL YEAR-END
                              EXERCISE       VALUE REALIZED        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
NAME                             #                 $                           #                                  $

Dimon R. McFerson                --                --                     272,200/--                        3,045,038/--
W. G. Jurgensen                  --                --                      --/210,000                        --/4,095,000
Joseph J. Gasper                 --                --                   81,834/139,766                   3,887,115/6,638,885
Robert J. Woodward, Jr           --                --                    25,267/30,733                     325,970/325,293
Richard A Karas                  --                --                    34,133/43,267                     371,150/408,237
Mark R. Thresher                 --                --                    15,418/26,232                     144,678/298,485

     K. AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES FOR VILLANOVA CAPITAL, INC. (A SUBSIDIARY OF NATIONWIDE FINANCIAL SERVICES, INC.)




                                                                NUMBER OF SECURITIES UNDERLYING
                               SHARES                             UNEXERCISED OPTIONS/SARS AT     VALUE OF UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON                                 FISCAL YEAR-END               OPTIONS AT FISCAL YEAR-END
                              EXERCISE       VALUE REALIZED        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
NAME                             #                 $                           #                                  $

Dimon R. McFerson                --                --                        --/--                              --/--
W. G. Jurgensen                  --                --                        --/--                              --/--
Joseph J. Gasper                 --                --                      500/2,000                            --/--
Robert J. Woodward, Jr           --                --                        --/--                              --/--
Richard A Karas                  --                --                      400/1,600                            --/--
Mark R. Thresher                 --                --                      400/1,600                            --/--




     L.  PENSION PLANS

         (i)  Retirement Plan

              Nationwide Life maintains a qualified defined-benefit plan, the Nationwide Retirement Plan (the "Retirement Plan"). In general, a participant's annual retirement benefit under the Retirement Plan will be equal to the sum of:

              - 1.25% of the participant's Final Average Compensation times years of service (to a maximum of 35 years); and

              - 0.50% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (to a maximum of 35 years).


              Final Average Compensation, for the portion of the participant's benefit that is attributable to service on or after January 1, 1996, is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For the portion of a participant's benefit attributable to service prior to January 1, 1996, Final Average Compensation is the average of the highest three consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar-year basis and includes compensation from any member company of Nationwide Life. With respect to Mr. Karas, because his compensation is allocated solely to Nationwide Financial Services, Inc. and its subsidiaries, covered compensation includes the compensation listed under the headings Salary, Bonus and LTIP Payouts shown in the Summary Compensation Table. Covered compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher includes the amount set forth under the headings Salary, Bonus and LTIP Payouts shown in the Summary Compensation Table and additional compensation amounts received for services rendered to other Nationwide companies. Social Security Covered Compensation means the average of the Social Security wage bases in effect during the 35-year period ending with the last day of the year the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.


              A participant becomes fully vested after the completion of five years of vesting service. The Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later, although provision is made for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with 5 or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service.
              Death benefits are payable to a participant's spouse or, under certain circumstances, the named beneficiary of a participant who dies with a vested benefit under the Retirement Plan or while an employee. The Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the IRC.

         (ii) Excess and Supplemental Plans


              Nationwide Life maintains an unfunded, nonqualified defined-benefit excess benefit plan, the Nationwide Excess Benefit Plan (the "Nationwide Excess Plan") and an unfunded, nonqualified defined-benefit supplemental benefit plan pursuant to which certain participants may receive a supplemental retirement benefit, the Nationwide Supplemental Retirement Plan (the "Supplemental Plan"). Any participant whose benefits are limited under the Retirement Plan by reason of limitations under IRC
              Section 415 on the maximum benefit that may be paid under the Retirement Plan will receive, under the Excess Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of $170,000 annually, have at least 5 years of vesting service and whose benefits under the Retirement Plan are limited by reason of certain other limitations under the IRC, may receive benefits under the Supplemental Plan. Benefits under the Supplemental Plan will be the sum of:


              - 1.25% of the participant's Final Average Compensation times years of service (up to a maximum of 40 years); and

              - 0.75% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (up to a maximum of 40 years) reduced by benefits accrued under the Retirement Plan and the Excess Plan.


              The benefits under the Supplemental Plan, for individuals participating in that plan on January 1, 1999, and the Excess Plan vest at the same time as benefits vest under the Retirement Plan. Benefits for all other participants in the Supplemental Plan vest over a period of 5 years of participation in that plan.

              The following chart indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Retirement Plan, including payments made under the Excess and Supplemental Plans, computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Retirement Plan (including payments made under the Excess and Supplemental Plans) would be the total of the benefit determined based on years of service earned under each method.

                                                               YEARS OF SERVICE
    FINAL AVERAGE
    COMPENSATION               15                   20                  25                   30                   35

      $125,000               $30,180            $40,240               $50,300             $60,360              $70,420
      $150,000                36,743             48,990                61,238              73,482               85,733
      $175,000                48,551             64,735                80,919              97,103              113,286
      $200,000                56,051             74,735                93,419             112,103              130,786
      $225,000                63,551             84,735               105,919             127,103              148,286
      $250,000                71,051             94,735               118,419             142,103              165,786
      $300,000                86,051            114,735               143,419             172,103              200,786
      $350,000               101,051            134,735               168,419             202,103              235,786
      $400,000               116,051            154,735               193,419             232,103              270,786
      $450,000               131,051            174,735               218,419             262,103              305,786
      $500,000               146,051            194,735               243,419             292,103              340,786
      $700,000               206,051            274,735               343,419             412,103              480,786
      $900,000               266,051            354,735               443,419             532,103              620,786
     1,100,000               326,051            434,735               543,419             652,103              760,786
     1,700,000               506,051            674,735               843,419           1,012,103            1,180,786
     1,900,000               566,051            754,735               943,419           1,132,103            1,320,786
     2,000,000               596,051            794,735               993,419           1,192,103            1,390,786




              All Named Executive Officers have a portion or all of their benefit calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Retirement Plan for Messrs. McFerson, Gasper, Woodward and Karas was 23 years, 29.5 years,
              31.67 years and 31.5 years, respectively. Mr. Jurgensen and Mr. Thresher had no credited service under the Retirement Plan at that time. Mr. McFerson's credited years of service include 8.17 years in excess of those actually earned through employment by Nationwide Life pursuant to an agreement with Nationwide Mutual Insurance Company. The benefit attributable to those additional years will be paid by Nationwide Mutual Insurance Company (not the Retirement Plan) and is reduced by the benefit payable under the retirement plan of Mr. McFerson's previous employer. Each of the Named Executive Officers, other than Mr. Jurgensen and Mr. Thresher, earned additional years of service in the years 1996 through 2000. Mr. Thresher began participation in the Retirement Plan in 1997. Mr. Jurgensen will become eligible to participate in the Retirement Plan in 2001, but is entitled, pursuant to an agreement with Nationwide Mutual Insurance Company, to a retirement benefit of 4% of his highest 5-year average compensation for each full or partial year of service with Nationwide Life, to a maximum of 16.25 years, if he completes at least five years of service or becomes entitled to severance benefits under the agreement. For purposes of such agreement, Mr. Jurgensen's highest 5-year average compensation is the average of his salary and incentive compensation over the five-year period, or the period of his employment by Nationwide Life, if shorter, that produces the highest average. This benefit is reduced by the benefits received under the Retirement Plan, Supplemental Plan and Excess Plan, as well as any benefit received under any defined benefit pension plans maintained by Mr. Jurgensen's prior employers, and will be paid by Nationwide Mutual Insurance Company (not the Retirement Plan). The benefit of each Named Executive Officer for the years since 1995 and all future years will be calculated under the 5-year definition of Final Average Compensation. Covered compensation paid by Nationwide Financial Services, Inc. for the fiscal year ended December 31, 2000, for Messrs. McFerson, Jurgensen, Gasper, Woodward, Karas and Thresher was

              $1,488,747, $241,185, $1,529,207, $498,691, $770,162; and
              $527,231, respectively.


11.      COMPENSATION COMMITTEE JOINT REPORT ON EXECUTIVE COMPENSATION

A.       INTRODUCTION


         Nationwide Financial Services, Inc. is 18.6% publicly owned. Nationwide Mutual Insurance Company through a subsidiary, owns 81.4% of the outstanding shares of the Nationwide Financial Services, Inc. Because Nationwide Life is the principal operating subsidiary of Nationwide Financial Services, Inc., the Nationwide Life Insurance Company Compensation Committee (the "Nationwide Life Compensation Committee") established all components of 2000 compensation for Nationwide Financial Services, Inc.'s executive officers, with the exception of stock-based incentive grants made by Nationwide Financial Services, Inc.'s Compensation Committee under the LTEP.

         Dimon R. McFerson, Nationwide Financial Services, Inc.'s Chairman and Chief Executive Officer through July 31, 2000, served also in the same capacity for Nationwide Life. Effective August 1, 2000, Mr. McFerson's title was changed to Chairman for Nationwide Financial Services, Inc., as well as for Nationwide Life. Mr. McFerson remained as Chairman of Nationwide Financial Services, Inc. and Nationwide Life until his retirement on December 30, 2000. Effective May 26, 2000, W. G. Jurgensen was named Chief Executive Officer-Elect for Nationwide Financial Services, Inc. and for Nationwide Life, and effective August 1, 2000, was named Chief Executive Officer for both companies. In January 2001, Mr. Jurgensen was named Chairman of the Board and Chief Executive Officer of Nationwide Financial Services, Inc. Robert J. Woodward, Jr., Nationwide Financial Services, Inc.'s Executive Vice President - Chief Investment Officer, serves also in the same capacity for Nationwide Life. Pursuant to the Cost Sharing Agreement, compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher is allocated among the companies in Nationwide Mutual Insurance Company for whom services are performed. The amounts are paid by Nationwide Mutual Insurance Company or Nationwide Life and reimbursed by the other companies in accordance with the terms of the Cost Sharing Agreement. The 2000 compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward, and Thresher reported in the compensation tables and discussed in this report is the amount allocated to Nationwide Financial Services, Inc. and its subsidiaries under the Cost Sharing Agreement and is solely for services rendered to Nationwide Financial Services, Inc. and its subsidiaries. Compensation for Mr. Karas in the compensation tables was not allocated and is his aggregate 2000 compensation for services rendered to Nationwide Financial Services, Inc. and its subsidiaries.

         The Nationwide Life Compensation Committee and Nationwide Financial Services, Inc.'s Compensation Committee are both comprised solely of non-employee directors.



B.       COMPENSATION PHILOSOPHY AND OBJECTIVES


         The Nationwide Life Compensation Committee and Nationwide Financial Services, Inc.'s Compensation Committee (collectively referred to herein as the "Compensation Committees") believe that the compensation program for Nationwide Financial Services, Inc.'s executive officers should support Nationwide Financial Services, Inc.'s and Nationwide Life's vision and business strategies. In addition, compensation should be determined within a competitive framework based on overall financial results, business unit results, teamwork, and individual contributions that help build value for Nationwide Financial Services, Inc.'s stockholders. The primary objectives of the compensation program are to:


                  -        Provide a direct link between pay and performance;

                  - Allocate a larger percentage of executive compensation to pay that is at-risk in order to positively influence behavior and support accountability;

                  - Attract, retain and motivate top-caliber employees required for new business directions;

         - Offer total compensation opportunities that are fully competitive with the appropriate external markets in design and pay level; and

         - Emphasize the need to focus on stockholder value, in addition to providing-competitive value to customers.

         As part of the overall compensation philosophy, the Compensation Committees have determined that total compensation and each of the elements that comprise total compensation (base salary, annual incentives, long term incentives) should be targeted at the 50th percentile of the market. The Compensation Committees believe that differences in individual performance should result in significantly different levels of compensation. Therefore, individual pay delivered may be higher or lower than the 50th percentile of the market, depending on individual performance.


         Competitive market data is provided to the Compensation Committees by independent compensation consultants. This data compares Nationwide Financial Services, Inc.'s and Nationwide Life's compensation practices to various groups of comparator companies. These comparator companies compete with Nationwide Financial Services, Inc. for customers, capital and employees, and are comparable to Nationwide Financial Services, Inc. in size, scope and business focus. This group includes both multi-line insurers and diversified financial organizations.

         The companies chosen for the compensation comparator group are not necessarily the same companies that comprise the peer group of Nationwide Financial Services, Inc. The compensation comparator group includes more companies than those in the peer group because it gives the Compensation Committees a broader database for comparison purposes.

C.       ELEMENTS OF 2000 EXECUTIVE COMPENSATION

         The key elements of Nationwide Financial Services, Inc.'s executive compensation program are base salary, annual and long-term incentives. The following discussion relates to Nationwide Financial Services, Inc.'s executive officers other than Mr. McFerson and Mr. Jurgensen, whose compensation is discussed separately in the Compensation of the Chief Executive Officers.


D.       BASE SALARIES


         Base salaries offer security to executives and allow Nationwide Financial Services, Inc. to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance and encourage the development of executives. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.


         Base salaries for executive officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity and external pay practices.


         In determining increases to base salaries for 2000, the Nationwide Life Compensation Committee considered relevant external market data, as described above in Compensation Philosophy and Objectives. However, increases to base salaries were driven primarily by individual performance that was evaluated based on levels of individual contribution to Nationwide Financial Services, Inc. and Nationwide Life. When evaluating individual performance, the Nationwide Life Compensation Committee considered, among other things, the executive's efforts towards financial results and strategic initiatives, as well as their efforts in promoting the values of Nationwide Financial Services, Inc. and Nationwide Life; continuing educational and management training; product innovation; developing relationships with customers, distributors and employees; and demonstrating leadership abilities among coworkers. No specific formula was used in evaluating individual performance, and the weighting given to each factor with respect to each executive officer was within the individual discretion and judgment of each member of the Nationwide Life Compensation Committee. Base salaries for the executive officers, including promotion and market competitive-driven increases, were increased in 2000 by an average of 9.4%, a rate comparable to the base salary increases provided at comparator companies. Executive officer salaries were established at a level that is consistent with the goals stated in Compensation Philosophy and Objectives.

E.       ANNUAL INCENTIVE COMPENSATION

         The Performance Incentive Plan and Office of Investments Incentive Plan promote the pay-for-performance philosophy of the Compensation Committees by providing executives with direct financial rewards in the form of annual cash incentives. Awards for 2000 were based on return on equity, earnings and revenue growth and other key financial measures, financial and operational comparison to external peer competitors, the extent of accomplishment of strategic initiatives, and other factors and results impacting performance for Nationwide Financial Services, Inc. and Nationwide Life and further based upon individual employee performance.

         Each year, the Nationwide Life Compensation Committee establishes many specific performance measures used for the Performance Incentive Plan. Participants are provided a target incentive opportunity that represents a percentage of their base salary. In 2000, individual targets for the Named Executive Officers other than the chief executive officers ranged from 55% to 125% of base salary. Individual payouts under the Performance Incentive Plan may range from zero to no maximum factor of the individual's target incentive amount, depending on the achievement of the performance measures. For 2000, the excellent results achieved for the return on equity, the earnings and revenue growth, and other financial and strategic performance measures of Nationwide Financial Services, Inc. resulted in a payout of 140% of target for Mr. Gasper and an average of 169% of target for Messrs. Woodward, Karas and Thresher. These amounts are reflected in the Bonus column in the Summary Compensation Table.

F.       LONG-TERM INCENTIVE COMPENSATION


         In keeping with the philosophy of the Compensation Committees to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. When determining long-term incentive award sizes, the Compensation Committees consider the executives' levels of responsibility, position within Nationwide Financial Services, Inc., prior experience, historical award data, various performance criteria, and compensation practices at comparator companies.


         The Compensation Committees utilize the long-term incentive plan described below. This plan is designed to achieve a balance between market pay orientation and alignment of executive interests with that of stockholders.

G.       NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION
         PLAN


         The LTEP authorizes grants of stock options, stock appreciation rights, restricted stock and performance awards. The objectives of the LTEP are to encourage high levels of performance by selected officers, directors and employees of Nationwide Financial Services, Inc. and certain of its affiliates, to attract and retain the services of such individuals, and to align the interests of such individuals with those of the stockholders.

         During February 2000, the Nationwide Financial Services, Inc. Compensation Committee made grants to executive officers and others under the LTEP. Award sizes were determined based on competitive equity grant practices using the median practices at comparator companies and the individual's impact on Nationwide Financial Services, Inc.'s performance and were determined consistent with the goals stated in Compensation Philosophy and Objectives. The grants were awarded in nonqualified stock options that have an exercise price equal to the fair market value of Nationwide Financial Services, Inc.'s Class A Common Stock on the date of the option grant, as well as restricted stock grants. The options become exercisable in equal installments over a three-year term, and expire ten years after the date of grant, and the restricted stock vests at the end of a three-year period.

H.       COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

         Dimon R. McFerson served as Nationwide Financial Services, Inc.'s Chairman and Chief

         Executive Officer, as well as in the same capacity for Nationwide Life, through July 31, 2000. He retained the title of Chairman until his retirement on December 30, 2000. W. G. Jurgensen assumed the role of Nationwide Financial Services, Inc.'s Chief Executive Officer - Elect, and the same capacity for Nationwide Life, beginning May 26, 2000, and was named Chief Executive Officer for both companies beginning August 1, 2000. In January 2001, Mr. Jurgensen was named Chairman of the Board and Chief Executive Officer of Nationwide Financial Services, Inc. Except for grants made under the LTEP in February 2000 by Nationwide Financial Services, Inc.'s Compensation Committee, and an LTEP grant made to Mr. Jurgensen upon hire, all components of both Messrs. McFerson and Jurgensen's compensation for 2000 were established by the Nationwide Life Compensation Committee.

         As discussed in the Introduction, a portion of Messrs. McFerson and Jurgensen's annual compensation is allocated to Nationwide Financial Services, Inc. for services rendered to Nationwide Financial Services, Inc., based on the time Messrs. McFerson and Jurgensen devote to their responsibilities with Nationwide Financial Services, Inc. The compensation reported for Messrs. McFerson and Jurgensen in the compensation tables and discussed in this report represents amounts paid for Mr. McFerson's services as Chairman and Chief Executive Officer of Nationwide Financial Services, Inc. and its subsidiaries prior to August 1, 2000 and Chairman until his retirement on December 30, 2000, and for Mr. Jurgensen's services as Chief Executive Officer - Elect of Nationwide Financial Services, Inc. and its subsidiaries beginning May 26, 2000, and then as Chief Executive Officer from August 1, 2000.

         Mr. McFerson's 2000 compensation was determined pursuant to the same philosophy and objectives described earlier in this report and used for all executive officers. In determining the compensation of Mr. McFerson for 2000, the Nationwide Life Compensation Committee reviewed the strong financial results of Nationwide Financial Services, Inc. for 1999, Mr. McFerson's superior leadership of the Nationwide companies since 1992, his extensive experience in the industry, and his successful efforts in Nationwide Financial Services, Inc. The portion of Mr. McFerson's base salary compensation allocated to Nationwide Financial Services, Inc. totaled $475,471 in 2000, an increase of 1.8% over 1999. This increase reflects an increase in the cost allocation. In 2000, Mr. McFerson's annual base salary rate was unchanged. This salary positioned Mr. McFerson's base salary compensation at approximately the 50th percentile of the comparator companies. All elements of Mr. Jurgensen's 2000 compensation were determined pursuant to his employment agreement with Nationwide Mutual Insurance Company when he assumed the role of Chief Executive Officer for Nationwide Financial Services, Inc. effective August 1, 2000. The portion of Mr. Jurgensen's annual base salary compensation allocated to Nationwide Financial Services, Inc. for 2000 was $230,290, which was prorated. The basis for determination of Mr. Jurgensen's base salary is competitive market data from peer companies, in addition to his financial industry experience, and is consistent with the goals stated in Compensation Philosophy and Objectives.

         The portion of Mr. McFerson's annual incentive award allocated to Nationwide Financial Services, Inc. earned in 2000 under the Performance Incentive Plan was $1,259,550. This award was 265% of his allocated base salary compensation and reflected 180% of his target incentive. This payment was determined by the level of achievement of specified financial, operational and strategic goals as assessed by the Nationwide Board of Directors in their annual performance evaluation of Mr. McFerson. The portion of Mr. Jurgensen's annual incentive award allocated to Nationwide Financial Services, Inc. earned in 2000 under the Performance Incentive Plan was $951,660. This award was 240% of his allocated base salary compensation, without consideration of proration, and reflected 160% of his target incentive. This payment was determined by the level of achievement of specified financial, operational and strategic goals as assessed by the Nationwide Board of Directors in their annual performance evaluation of Mr. Jurgensen.

         Under the LTEP, Nationwide Financial Services, Inc.'s Compensation Committee granted Mr. McFerson 65,000 stock options and 32,500 restricted stock shares. For these grants the Nationwide Financial Services, Inc.'s Compensation Committee took into account Mr. McFerson's role in the continued strategic positioning of Nationwide Financial Services, Inc. In addition, under his employment agreement with Nationwide Mutual Insurance Company, Mr. Jurgensen received 210,000 stock options and 25,000 restricted stock shares. These grants reflect the competitive levels of long-term compensation for Chief Executive Officers of major diversified insurance and financial services organizations with similar size and scope. Nationwide Financial Services, Inc.'s Compensation Committee reflected Nationwide Financial Services, Inc.'s desire to have top officers build a significant personal level of stock ownership in Nationwide Financial Services, Inc., so as to better align their interests with those of other stockholders.


I.       POLICY ON DEDUCTIBILITY OF COMPENSATION


         Section 162(m) of the IRC provides that executive compensation in excess of $1 million paid to a "covered employee," as that term is defined in this section, in any calendar year is not deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the IRC. The Compensation Committees intend to continue increased reliance on performance-based compensation programs. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. To the extent consistent with this goal, the Compensation Committees currently anticipate that such programs will also be designed to satisfy the requirements of Section 162(m) of the IRC with respect to the deductibility of compensation paid. However, the Compensation Committees may award compensation that is not fully deductible if the Compensation Committees determine that such award is consistent with their philosophy and in the best interests of Nationwide Financial Services, Inc. and its stockholders.


         (i)      Nationwide Financial Services, Inc.'s Compensation Committee

                  David O. Miller, Chairman
                  James G. Brocksmith, Jr.
                  Charles L. Fuellgraf, Jr.
                  Donald L. McWhorter


         (ii)     Nationwide Life Insurance Company
                  Compensation Committee

                  Willard J. Engel, Chairman

                  Nancy C. Breit


                  Fred C. Finney
                  Robert L. Stewart


J.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth certain information regarding beneficial ownership of:

         (i) each person who is known by the Company to be the beneficial owner of more than five percent of either class of Common Stock,

         (ii)     each director and nominee for director,

         (iii)    each of the Named Executive Officers, and

         (iv) all of the directors and executive officers of the Company as a group.

         The Class B Common Stock is convertible into Class A Common Stock at any time by the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

                                                           CLASS A COMMON STOCK
  NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP         PERCENT OF CLASS
  Neuberger Berman Inc.(1)                                                1,566,700                              6.54%
  605 Third Ave.
  New York, NY 10158-3698
  Massachusetts Financial Services Company(2)                             1,451,475                              6.1%
  500 Boylston Street
  Boston, MA 0216



 (1) Based on a Schedule 13G dated February 2, 2001, Neuberger Berman Inc. reported shared voting power with respect to 1,565,700 and shared dispositive power with respect to 1,566,700 shares.

 (2) Based on a Schedule 13G dated February 12, 2001, Massachusetts Financial Services Company reported sole voting power and sole dispositive power with respect to 1,451,475 shares.



                                                           CLASS B COMMON STOCK
  NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP         PERCENT OF CLASS
  Nationwide Corporation                                                 104,745,000                              100%
  One Nationwide Plaza
  Columbus, Ohio 43215



     The table below sets forth the number of shares of stock of the Company owned beneficially at March 12, 2001, by the directors, each nominee for director, each Named Executive Officer and all directors and executive officers of the Company as a group.



                                                             SECURITY OWNERSHIP
                                                               AMOUNT AND NATURE OF BENEFICIAL         OPTIONS EXERCISABLE WITHIN
NAME OF BENEFICIAL OWNER                                              OWNERSHIP(1,2 AND 4)                       60 DAYS
James G. Brocksmith, Jr.                                                       4,880                               1,666
Charles L. Fuellgraf, Jr.                                                    19,0043                               3,166
Joseph J. Gasper                                                             195,173                             137,200
Henry S. Holloway                                                              8,959                               3,166
W. G. Jurgensen                                                               25,000                                 ---
Richard A. Karas                                                              71,737                              54,133
Lydia M. Marshall                                                              6,634                               1,166
Dimon R. McFerson                                                            324,379                             272,200
Donald L. McWhorter                                                            5,959                               1,166
David O. Miller                                                                7,943                               3,166
James F. Patterson                                                             7,752                               3,166
Gerald D. Prothro                                                              4,959                               1,166
Arden L. Shisler                                                               8,959                               3,166
Mark R. Thresher                                                              39,009                              26,300
Robert J. Woodward, Jr.                                                       54,782                              38,333
Directors and Executive Officers as a Group (Total of 31)                  1,297,057                             840,783



  (1) The shares of the Company's Class A Common Stock beneficially owned by each person named above do not exceed one percent of the outstanding shares of Class A Common Stock as of March 12, 2001, except Mr. McFerson and the shares beneficially owned by the group of directors and executive officers as a whole which represents 1.3% and 5.2%, respectively.

  (2) Total includes options exercisable within 60 days.

  (3) Includes 2,000 shares held by spouse and 2,000 shares held in a limited liability partnership.

  (4) Total includes shares jointly owned with spouse for the following persons:
      Mr. Gasper - 17,972 shares; Mr. Holloway - 2,000 shares, Mr. McFerson - 52,179 shares; Mr. Patterson - 1,000 shares; Mr. Thresher - 6,009.

K.       CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         (i) Intercompany Agreement
              The Company, Nationwide Mutual and Nationwide Corporation entered into an Intercompany Agreement, certain provisions of which are summarized below (the "Intercompany Agreement"). As used herein, "Nationwide Mutual" means Nationwide Mutual collectively with its subsidiaries and affiliates (other than the Company and its subsidiaries).

              Nationwide Mutual Consent to Certain Events. The Intercompany Agreement provides that until Nationwide Mutual ceases to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of Nationwide Mutual will be required for:

              (i) any consolidation or merger of the Company or any of its subsidiaries with any person (other than with a wholly-owned subsidiary);

              (ii) any sale, lease, exchange or other disposition or acquisition of assets by the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related dispositions or acquisitions involving consideration in excess of $250 million;

              (iii) any change in the authorized capital stock of the Company or the creation of any additional class or series of capital stock of the Company;

              (iv) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except

                     (a) shares of Class A Common Stock pursuant to employee
                         and director stock option, profit-sharing and other benefit plans of the Company and its subsidiaries and any options exercisable therefore,

                     (b) shares of Class A Common Stock issued upon the
                         conversion of any Class B Common Stock,

                     (c) the issuance of shares of capital stock of a
                         wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company and

                     (d) in the public offering of Class A Common Stock in
                         March 1997;

              (v)    the dissolution, liquidation or winding up of the Company;

              (vi) the amendment of the Certificate of Incorporation and certain provisions of the Bylaws affecting corporate governance;

              (vii) the election, removal or filling of a vacancy in the office of the Chairman, Chief Executive Officer or President of the Company;

              (viii) the declaration of dividends on any class or series of capital stock of the Company, except dividends not in excess of the most recent regular cash dividend or any dividend per share not in excess of 15% of the then current per share market price of the Class A Common Stock;

              (ix) capital expenditures or series of related capital expenditures of the Company or any of its subsidiaries in excess of $250 million during any period of 12 consecutive months;

              (x) the creation, incurrence or guaranty by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $100 million, except in connection with the Capital Securities and the Senior Notes; and

              (xi) any change in the number of directors on the Board of Directors of the Company, the determination of members of the Board of Directors or any committee thereof and the filling of newly created memberships and vacancies on the Board of Directors or any committee thereof.

              License to Use Nationwide Name and Service Marks. Pursuant to the Intercompany Agreement, Nationwide Mutual granted to the Company and certain of its subsidiaries a non-exclusive, nonassignable, revocable license to use the "Nationwide" trade name and certain other service marks specifically identified in the Intercompany Agreement (collectively, the "Service Marks") solely for the purpose of identifying and advertising the Company's long-term savings and retirement business and activities related to such business.

              Equity Purchase Rights. The Company has agreed that, to the extent permitted by the New York Stock Exchange (the "NYSE") and so long as Nationwide Mutual controls at least 50% of the combined voting power of the outstanding voting stock of the Company, Nationwide Corporation may purchase its pro rata share (based on its then current percentage voting interest in the Company) of any voting equity securities to be issued by the Company (excluding any such securities offered pursuant to employee stock options or other benefit plans, dividend reinvestment plans and other offerings other than for cash).

              Registration Rights. The Company has granted to Nationwide Corporation certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by it. Nationwide Corporation has the right to request up to two demand registrations in each calendar year, but not more than four in any five-year period. Nationwide Corporation will also have the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company, initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. These rights are subject to certain "blackout" provisions. Such registration rights are transferable by Nationwide Corporation.

              Nationwide Mutual Agents. In the Intercompany Agreement, Nationwide Mutual has agreed to allow the Company to distribute its variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through Nationwide Mutual agents. Such right is exclusive to the Company, subject to the limited right of certain companies of Nationwide to sell such products through the agency force, for at least five years following the equity offerings.

         (ii) Federal Income Taxes

              The Company is included in the consolidated United States federal income tax return for which Nationwide Mutual is the common parent and the Company's tax liability will be included in the consolidated federal income tax liability of Nationwide Mutual. The Company also may be included in certain state and local tax returns of Nationwide Mutual or its subsidiaries.

              The Company is a party to an agreement, with Nationwide Mutual and the other companies in the consolidated returns of Nationwide Mutual, to determine the manner in which their respective tax liabilities will be determined (the "Tax Sharing Agreement") for 1996 and subsequent years, as long as the Company is included in the consolidated federal income tax return for Nationwide Mutual. It will also be effective for any year in which the Company is included in a consolidated or combined state or local tax return. Under the Tax Sharing Agreement, the Company will pay to Nationwide Mutual amounts equal to the taxes that the Company would otherwise have to pay if the Company were to file a separate federal income, or a separate state or local income or franchise, tax return (including any amounts determined to be due as a result of a redetermination of the tax liability of the consolidated or combined group of which Nationwide Mutual is the common parent arising from any audit or otherwise). The Company will be responsible for all taxes, including assessments, if any, for prior years with respect to all other taxes payable by the Company or any of its subsidiaries, and for all other federal, state and local taxes that may be imposed upon the Company and that are not addressed in the Tax Sharing Agreement.

              By virtue of its control of the Company and the terms of the Tax Sharing Agreement, Nationwide Mutual effectively controls all of the Company's tax decisions. Under the Tax Sharing Agreement, Nationwide Mutual will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company, to file all returns on behalf of the Company, and to determine the amount of the Company's liability to (or entitlement to payment from) Nationwide Mutual under the Tax Sharing Agreement. This arrangement may result in conflicts of interest between the Company and Nationwide Mutual. For example, under the Tax Sharing Agreement, Nationwide Mutual may choose to consent, compromise or settle any adjustment or deficiency proposed by the relevant tax authority in a manner that may be beneficial to Nationwide Mutual and detrimental to the Company. Under the Tax Sharing Agreement, however, Nationwide Mutual is obligated to act in good faith with regard to all persons included in the applicable returns.

              The Tax Sharing Agreement may not be amended without the prior written consent of the Company.

        (iii) Lease

              Pursuant to an arrangement between Nationwide Mutual and certain of its subsidiaries, during 2000 the Company leased on average approximately 757,570 square feet of office space primarily in the four building home office complex in Columbus, Ohio. This office space was leased at current market rates ranging from $18.98 - $20.50 per square foot plus an occupancy charge of $1.84 per square foot per year. Under the arrangement, the Company determines the amount of office space necessary to conduct its operations and leases such space from Nationwide Mutual, subject to availability. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to Nationwide Mutual and its subsidiaries totaling $14.3 million, $11.4 million and $9.2 million, respectively, under such arrangement.

         (iv) Modified Coinsurance Agreements

              Effective as of January 1, 1996, Nationwide Life entered into a 100% modified coinsurance agreement with Employers Life Insurance Company of Wausau ("ELOW"). Under the agreement, Nationwide Life ceded to ELOW and ELOW assumed Nationwide Life's non-variable group and wholesale life insurance business and group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. Effective July 1, 1999, the modified coinsurance agreement was terminated. Revenues ceded to ELOW for years ended December 31, 1999 and 1998 were $35.8 million and $101.2 million, respectively, while benefits, claims and expenses ceded were $46.2 million and $160.5 million, respectively.

              Effective as of January 1, 1996, Nationwide Life also entered into a 100% modified coinsurance agreement with Nationwide Mutual. Under the agreement, Nationwide Life cedes to Nationwide Mutual and Nationwide Mutual assumes Nationwide Life's individual accident and health insurance business and any ceded or assumed reinsurance applicable to such individual business. Effective July 1, 1999, the modified coinsurance agreement was amended to include Nationwide Life's group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. Revenues ceded to Nationwide Mutual for the years ended December 31, 2000, 1999 and 1998 were $170.1 million, $157.2 million and $115.7 million, respectively, while benefits, claims and expenses ceded were $168.0 million, $151.0 million and $98.8 million, respectively.

         (v)  Cost Sharing Agreement

              Pursuant to a cost sharing agreement among Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, Nationwide Mutual provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among Nationwide Mutual and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, beginning in 1999 Nationwide Services Company, a subsidiary of Nationwide Mutual provides computer, telephone, mail, employee benefits administration, and other services to Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to Nationwide Mutual and Nationwide Services Company totaling $156.6 million, $132.3 million and $95.0 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

         (vi) Cash Management Agreements

              Nationwide Mutual has entered into an Investment Agency Agreement with Nationwide Cash Management Company ("NCMC"), an affiliate of the Company. NCMC makes, holds and administers short-term investments (those maturing in one year or less) for Nationwide Mutual and certain of its affiliates, including Nationwide Life and certain of the Company's other subsidiaries. Under the agreements, expenses of NCMC are allocated pro rata among the participants based upon the participant's ownership percentage of total assets held by NCMC. For the year ending December 31, 2000 and 1999, the Company paid NCMC fees and expenses totaling $412,981 and $322,927, respectively, under such agreements.

        (vii) Repurchase Agreement

              Nationwide Life and certain of the Company's other subsidiaries are parties to Master Repurchase Agreements with various affiliates pursuant to which securities or other financial instruments are transferred between parties against the transfer of funds by the transferee upon the demand of either party.

       (viii) Transactions With Management And Others

              Joseph J. Gasper, President and Chief Operating Officer and Director of the Company and Richard A. Karas, Senior Vice President - Sales - Financial Services of the Company are limited partners in Country Club Properties LP, which holds a 50% interest in NRI-CCP I, LLC, a Delaware limited liability company, 50% of which is owned by Nationwide Realty Investors, LTD. Nationwide Realty Investors, LTD is owned 70% by Nationwide Life and 30% by Nationwide Mutual. Nationwide Life is a wholly owned subsidiary of the Company.

              The general partner of Country Club Properties LP is La Quinta Land Partners LLC. NRI-CCP I, LLC was formed for the purpose of acquiring 960 acres of land in La Quinta, California for the development of residential lots and three golf courses. The land was acquired by NRI-CCP I, LLC on June 15, 2000. Mr. Gasper and Mr. Karas each purchased their Limited Partnership Interests in Country Club Properties LP (the "Limited Partnership Interest") on March 11, 1999, at a cost of $125,000. Each of Mr. Gasper's and Mr. Karas' Limited Partnership Interest represents less than one percent of the partnership. Mr. Gasper and Mr. Karas are entitled to a share of partnership distributions and a lifetime membership in several golf courses to be developed. The golf membership is transferable upon death.

12.      EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS

           Consolidated Financial Statements:

             Independent Auditors' Report


             Consolidated Balance Sheets as of December 31, 2000 and 1999

             Consolidated Statements of Income for the years ended
                December 31, 2000, 1999 and 1998

             Consolidated Statements of Shareholder's Equity for the years ended December 31, 2000, 1999 and 1998

            Consolidated Statements of Cash Flows for the years ended
                December 31, 2000, 1999 and 1998


            Notes to Consolidated Financial Statements

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Nationwide Life and Annuity Insurance Company:

We have audited the accompanying balance sheets of Nationwide Life and Annuity Insurance Company, a wholly owned subsidiary of Nationwide Life Insurance Company, as of December 31, 2000 and 1999, and the related statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life and Annuity Insurance Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

January 26, 2001

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                                 Balance Sheets

                   ($000's omitted, except per share amounts)

                                                                                                 December 31,
                                                                                        -------------------------------
                                                                                             2000            1999
=======================================================================================================================
                                         ASSETS

Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities                                                             $ 1,192,444     $ 1,051,556
    Equity securities                                                                           1,828           5,659
  Mortgage loans on real estate, net                                                          380,685         330,068
  Real estate, net                                                                              1,822           2,200
  Policy loans                                                                                  1,517             465
  Other long-term investments                                                                       8               -
  Short-term investments                                                                       61,194             706
-----------------------------------------------------------------------------------------------------------------------
                                                                                            1,639,498       1,390,654
-----------------------------------------------------------------------------------------------------------------------

Cash                                                                                                -           4,280
Accrued investment income                                                                      16,925          13,906
Deferred policy acquisition costs                                                             108,982          92,025
Reinsurance receivable from affiliate                                                          96,892          91,667
Other assets                                                                                   69,459          42,851
Assets held in separate accounts                                                            2,242,478       2,127,080
-----------------------------------------------------------------------------------------------------------------------
                                                                                          $ 4,174,234     $ 3,762,463
=======================================================================================================================

                          LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                                         $ 1,765,451     $ 1,480,807
Other liabilities                                                                              10,493          41,308
Liabilities related to separate accounts                                                    2,242,478       2,127,080
-----------------------------------------------------------------------------------------------------------------------
                                                                                            4,018,422       3,649,195
-----------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (notes 8 and 12)
Shareholder's equity:
  Common stock, $40 par value.  Authorized, issued and outstanding 66,000 shares                2,640           2,640
  Additional paid-in capital                                                                   77,960          52,960
  Retained earnings                                                                            72,063          59,536
  Accumulated other comprehensive income (loss)                                                 3,149          (1,868)
-----------------------------------------------------------------------------------------------------------------------
                                                                                              155,812         113,268
-----------------------------------------------------------------------------------------------------------------------
                                                                                          $ 4,174,234     $ 3,762,463
=======================================================================================================================


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                              Statements of Income

                                ($000's omitted)

                                                                                        Years ended December 31,
                                                                              ---------------------------------------------
                                                                                  2000            1999           1998
===========================================================================================================================
Revenues:
  Policy charges                                                                $ 55,992        $ 44,793       $ 28,549
  Life insurance premiums                                                          1,297             292             63
  Net investment income                                                           14,732          13,959         11,314
  Realized gains on investments                                                      842           5,208            696
  Other income                                                                       929           1,059          1,165
---------------------------------------------------------------------------------------------------------------------------
                                                                                  73,792          65,311         41,787
---------------------------------------------------------------------------------------------------------------------------

Benefits and expenses:
  Interest credited to policyholder account balances                              11,097           8,548          4,881
  Other benefits and claims                                                        5,581           5,210          1,586
  Amortization of deferred policy acquisition costs                                9,893          13,592          4,348
  Other operating expenses                                                        29,982          24,185          8,952
---------------------------------------------------------------------------------------------------------------------------
                                                                                  56,553          51,535         19,767
---------------------------------------------------------------------------------------------------------------------------
    Income before federal income tax expense                                      17,239          13,776         22,020
---------------------------------------------------------------------------------------------------------------------------
Federal income tax expense                                                         4,712           4,571          7,501
---------------------------------------------------------------------------------------------------------------------------
    Net income                                                                  $ 12,527        $  9,205       $ 14,519
===========================================================================================================================


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                       Statements of Shareholder's Equity

                  Years ended December 31, 2000, 1999 and 1998
                                ($000's omitted)


                                                                                            Accumulated
                                                           Additional                          other             Total
                                              Common         paid-in        Retained       comprehensive     shareholder's
                                               stock         capital        earnings       income (loss)         equity
============================================================================================================================

December 31, 1997                             $ 2,640       $ 52,960         $ 35,812           $ 7,168       $   98,580

Comprehensive income:
  Net income                                        -              -           14,519                 -           14,519
  Net unrealized gains on securities
    available-for-sale arising during the
         year                                       -              -                -             2,887            2,887

                                                                                                             ---------------
  Total comprehensive income                                                                                      17,406
----------------------------------------------------------------------------------------------------------------------------
December 31, 1998                               2,640         52,960           50,331            10,055          115,986
============================================================================================================================

Comprehensive income:
  Net income                                        -              -            9,205                 -            9,205
  Net unrealized losses on securities
    available-for-sale arising during the
         year                                       -              -                -           (11,923)         (11,923)

                                                                                                             ---------------
  Total comprehensive loss                                                                                        (2,718)
----------------------------------------------------------------------------------------------------------------------------
December 31, 1999                               2,640         52,960           59,536            (1,868)         113,268
============================================================================================================================

Comprehensive income:
  Net income                                        -              -           12,527                 -           12,527
  Net unrealized gains on securities
    available-for-sale arising during the
         year                                       -              -                -             5,017            5,017
                                                                                                             ---------------
  Total comprehensive income                                                                                      17,544
                                                                                                             ---------------
  Capital contribution                              -         25,000                -                 -           25,000
----------------------------------------------------------------------------------------------------------------------------
December 31, 2000                             $ 2,640       $ 77,960         $ 72,063           $ 3,149        $ 155,812
============================================================================================================================



See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                            Statements of Cash Flows

                                ($000's omitted)


                                                                                           Years ended December 31,
                                                                                ----------------------------------------------
                                                                                    2000           1999             1998
==============================================================================================================================
Cash flows from operating activities:
  Net income                                                                    $     12,527     $    9,205       $  14,519
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                              11,097          8,548           4,881
      Capitalization of deferred policy acquisition costs                            (38,932)       (33,965)        (29,216)
      Amortization of deferred policy acquisition costs                                9,893         13,592           4,348
      Amortization and depreciation                                                      625          1,351            (479)
      Realized gains on invested assets, net                                            (842)        (5,208)           (696)
      Increase in accrued investment income                                           (3,019)        (2,261)           (867)
      Increase in other assets                                                       (31,833)        (1,309)        (25,919)
      Increase in policy liabilities and funds withheld
        on coinsurance agreement with affiliate                                      296,327        160,246         139,991
      (Decrease) increase in other liabilities                                       (33,516)        21,795          (3,883)
------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by operating activities                                  222,327        171,994         102,679
------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                            190,173        137,210         117,228
  Proceeds from sale of securities available-for-sale                                 47,537         73,864          17,403
  Proceeds from repayments of mortgage loans on real estate                           30,896         32,397          28,180
  Proceeds from sale of real estate                                                    1,269              -             707
  Proceeds from repayments of policy loans and sale of other invested assets             267            109              99
  Cost of securities available-for-sale acquired                                    (354,904)      (375,642)       (242,516)
  Cost of mortgage loans on real estate acquired                                     (82,250)       (93,500)        (78,180)
  Cost of real estate acquired                                                             -              -              (3)
  Short-term investments, net                                                        (60,488)         1,571          16,691
  Other, net                                                                          (1,327)          (242)           (216)
------------------------------------------------------------------------------------------------------------------------------
          Net cash used in investing activities                                     (228,827)      (224,233)       (140,607)
------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Capital contribution received                                                       25,000              -               -
  Increase in investment product and universal life insurance
    product account balances                                                         173,269        192,893          74,828
  Decrease in investment product and universal life insurance
    product account balances                                                        (196,049)      (136,376)        (42,061)
------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                                    2,220         56,517          32,767
------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                       (4,280)         4,278          (5,161)

Cash, beginning of year                                                                4,280              2           5,163
------------------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                               $          -      $   4,280      $        2
==============================================================================================================================


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998
                                ($000's omitted)

(1)      Organization and Description of Business
         ----------------------------------------

         Nationwide Life and Annuity Insurance Company (the Company) is a wholly owned subsidiary of Nationwide Life Insurance Company (NLIC).

         The Company provides long-term savings and retirement products, including individual annuities and life insurance.

(2)      Summary of Significant Accounting Policies
         ------------------------------------------

         The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ from statutory accounting practices prescribed or permitted by regulatory authorities. An Annual Statement, filed with the Department of Insurance of the State of Ohio (the Department), is prepared on the basis of accounting practices prescribed or permitted by the Department. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no material permitted statutory accounting practices.

         In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

         The most significant estimates include those used in determining deferred policy acquisition costs, valuation allowances for mortgage loans on real estate and real estate investments, the liability for future policy benefits and claims and federal income taxes. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

         (a)  Valuation of Investments and Related Gains and Losses
              -----------------------------------------------------

              The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. The Company classifies fixed maturity and equity securities as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income in shareholder's equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized.

              Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered to be impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in interest income in the period received.

              Real estate is carried at cost less accumulated depreciation and valuation allowances. Other long-term investments are carried on the equity basis, adjusted for valuation allowances. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

              Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Estimates for valuation allowances and other than temporary declines are included in realized gains and losses on investments.

         (b)  Revenues and Benefits
              ---------------------

              Investment Products and Universal Life Insurance Products:
              Investment products consist primarily of individual variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

              Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

         (c)  Deferred Policy Acquisition Costs
              ---------------------------------

              The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses have been deferred. For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(a).

         (d)  Separate Accounts
              -----------------

              Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. The investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the statements of income and cash flows except for the fees the Company receives.

         (e)  Future Policy Benefits
              ----------------------

              Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

         (f)  Federal Income Tax
              ------------------

              The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC). The members of the consolidated tax return group have a tax sharing agreement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

              The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

         (g)  Reinsurance Ceded
              -----------------

              Reinsurance revenues ceded and reinsurance recoveries on benefits and expenses incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

         (h)  Recently Issued Accounting Pronouncements
              -----------------------------------------

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
              133). SFAS 133, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, is effective for the Company as of January 1, 2001.

              SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value.

              As of January 1, 2001, all derivatives qualified for hedge accounting under SFAS 133. The adoption of SFAS 133 will result in the Company derecognizing $350 of deferred assets related to hedges, while recognizing $350 of additional derivative instrument liabilities and $288 of additional firm commitment assets. The adoption of SFAS 133 will result in the Company recording a net transition adjustment gain of $102 (net of related income tax of $55) in net income. In addition, a net translation adjustment gain of $20 (net of related income tax of $11) will be recorded in accumulated other comprehensive income at January 1, 2001. Further, the adoption of SFAS 133 will result in the Company reporting total derivative instrument assets and liabilities of $32 and $170, respectively.

              Also, the Company expects that the adoption of SFAS 133 will increase the volatility of reported earnings and other comprehensive income. The amount of volatility will vary with the level of derivative and hedging activities and fluctuations in market interest rates and foreign exchange rates during any period.

         (i)  Reclassification
              ----------------

              Certain items in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 presentation.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         (3)  Investments
              -----------

              The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 2000 and 1999 were:


                                                                                             Gross         Gross
                                                                            Amortized      unrealized    unrealized     Estimated
                                                                               cost          gains         losses       fair value
             =======================================================================================================================
             December 31, 2000
              Fixed maturity securities:
                 U.S. Treasury securities and obligations of U.S.
                   Government corporations and agencies                   $      40,694     $     769   $       133     $    41,330
                 Obligations of states and political subdivisions                 3,129             -            37           3,092
                 Debt securities issued by foreign governments                    1,253            12            13           1,252
                 Corporate securities                                           662,849        11,717         7,859         666,707
                 Mortgage-backed securities - U.S. Government backed            236,368         2,190           413         238,145
                 Asset-backed securities                                        239,785         3,342         1,209         241,918
             -----------------------------------------------------------------------------------------------------------------------
                     Total fixed maturity securities                          1,184,078        18,030         9,664       1,192,444
               Equity securities                                                    979           849             -           1,828
             -----------------------------------------------------------------------------------------------------------------------
                                                                          $   1,185,057     $  18,879   $     9,664     $ 1,194,272
             =======================================================================================================================

             December 31, 1999
              Fixed maturity securities:
                 U.S. Treasury securities and obligations of U.S.
                   Government corporations and agencies                   $      36,717     $       2   $    1,198      $    35,521
                 Obligations of states and political subdivisions                   302             -            7              295
                 Debt securities issued by foreign governments                    2,256             2           22            2,236
                 Corporate securities                                           549,510         1,933       10,413          541,030
                 Mortgage-backed securities - U.S. Government backed            258,329         1,044        3,082          256,291
                 Asset-backed securities                                        218,698           232        2,747          216,183
             -----------------------------------------------------------------------------------------------------------------------
                     Total fixed maturity securities                          1,065,812         3,213       17,469        1,051,556
               Equity securities                                                  1,990         3,669            -            5,659
             -----------------------------------------------------------------------------------------------------------------------
                                                                          $   1,067,802     $   6,882   $   17,469      $ 1,057,215
             =======================================================================================================================

         The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 2000, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                    Amortized         Estimated
                                                                                       cost           fair value
             =======================================================================================================
             Fixed maturity securities available-for-sale:
                Due in one year or less                                            $    62,935        $   62,402
                Due after one year through five years                                  382,617           381,603
                Due after five years through ten years                                 195,109           199,554
                Due after ten years                                                     67,264            68,822
             -------------------------------------------------------------------------------------------------------
                                                                                       707,925           712,381
                 Mortgage-backed securities                                            236,368           238,145
                 Asset-backed securities                                               239,785           241,918
             -------------------------------------------------------------------------------------------------------
                                                                                   $ 1,184,078       $ 1,192,444
             =======================================================================================================

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

The components of unrealized gains (losses) on securities available-for-sale, net, were as follows as of each December 31:


                                                                                          2000            1999
         ===========================================================================================================

         Gross unrealized gains (losses)                                                $ 9,215       $ (10,587)
         Adjustment to deferred policy acquisition costs                                 (4,369)          7,714
         Deferred federal income tax                                                     (1,697)          1,005
         -----------------------------------------------------------------------------------------------------------
                                                                                        $ 3,149      $   (1,868)
         ===========================================================================================================

An analysis of the change in gross unrealized gains (losses) on securities available-for-sale follows for the years ended December 31:


                                                                            2000            1999           1998
         ============================================================================================================
         Securities available-for-sale:
           Fixed maturity securities                                     $ 22,622       $ (35,128)       $ 3,922
           Equity securities                                               (2,820)         (1,861)         2,467
         ------------------------------------------------------------------------------------------------------------
                                                                         $ 19,802       $ (36,989)       $ 6,389
         ============================================================================================================

Proceeds from the sale of securities available-for-sale during 2000, 1999 and 1998 were $47,537, $73,864 and $17,403, respectively. During 2000, gross gains of $376 ($297 and $509 in 1999 and 1998, respectively) and gross losses of $1,413 ($37 and none in 1999 and 1998, respectively) were realized on those sales.

The Company had no investments that were non-income producing for the twelve month periods preceding December 31, 2000 and 1999.

Real estate is presented at cost less accumulated depreciation of $138 as of December 31, 2000 ($155 as of December 31, 1999). There was no valuation allowance as of December 31, 2000 or 1999.

There were no recorded investments in mortgage loans on real estate considered to be impaired as of December 31, 2000 ($881 as of December 31, 1999). No valuation allowance was recorded for these loans as of December 31, 2000 or 1999. During 2000, the average recorded investment in impaired mortgage loans on real estate was approximately $527 ($885 in 1999) and there was no interest income recognized on those loans (none in 1999).

The valuation allowance account for mortgage loans on real estate was $750 for the year ended December 31, 2000, which was unchanged from the previous two years.

An analysis of investment income by investment type follows for the years ended December 31:


                                                                            2000            1999           1998
         ============================================================================================================
         Gross investment income:
           Securities available-for-sale:
             Fixed maturity securities                                  $ 75,426        $ 66,160       $ 56,398
           Mortgage loans on real estate                                  27,821          23,475         21,124
           Real estate                                                       461             413            379
           Short-term investments                                          1,352           1,580          1,361
           Other                                                             431             334            178
         ------------------------------------------------------------------------------------------------------------
               Total investment income                                   105,491          91,962         79,440
         Less:
           Investment expenses                                             1,988           2,040          1,773
           Net investment income ceded (note 11)                          88,771          75,963         66,353
         ------------------------------------------------------------------------------------------------------------
               Net investment income                                    $ 14,732        $ 13,959       $ 11,314
         ============================================================================================================

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         An analysis of realized gains (losses) on investments, net of valuation allowances, by investment type follows for the years ended December 31:


                                                                            2000            1999           1998
         ============================================================================================================
         Fixed maturity securities available-for-sale                   $ (1,037)      $    260          $ 509
         Mortgage loans on real estate                                      (261)             7              -
         Real estate and other                                              2,140         4,941            187
         ------------------------------------------------------------------------------------------------------------
                                                                        $     842      $  5,208          $ 696
         ============================================================================================================

         Fixed maturity securities with an amortized cost of $3,420 and $3,540 were on deposit with various regulatory agencies as required by law as of December 31, 2000 and 1999, respectively.

(4)      Derivative Financial Instruments
         --------------------------------

         The Company uses derivative financial instruments, principally interest rate swaps, interest rate futures contracts and foreign currency swaps, to manage market risk exposures associated with changes in interest rates and foreign currency exchange rates. Provided they meet specific criteria, interest rate and foreign currency swaps and futures are considered hedges and are accounted for under the accrual method and deferral method, respectively. The Company has no significant derivative positions that are not considered hedges. See note 2 (h) regarding accounting for derivatives under SFAS 133 effective January 1, 2001.

         Interest rate swaps are primarily used to convert specific investment securities from a fixed-rate to a floating-rate basis. Amounts receivable or payable under these agreements are recognized as an adjustment to net investment income consistent with the nature of the hedged item. Currently, changes in fair value of the interest rate swap agreements are not recognized on the balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale, for which changes in fair values are reported in accumulated other comprehensive income.

         Interest rate futures contracts are primarily used to hedge the risk of adverse interest rate changes related to the Company's mortgage loan commitments and anticipated purchases of fixed rate investments. Gains and losses are deferred and, at the time of closing, reflected as an adjustment to the carrying value of the related mortgage loans or investments. The carrying value adjustments are amortized into net investment income over the life of the related mortgage loans or investments.

         Foreign currency swaps are used to convert cash flows from specific investments denominated in foreign currencies into U.S. dollars at specified exchange rates. Amounts receivable or payable under these agreements are recognized as an adjustment to net investment income consistent with the nature of the hedged item. Gains and losses on foreign currency swaps are recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated investments to U.S. dollars.

         The notional amount of derivative financial instruments outstanding as of December 31, 2000 and 1999 were as follows:


                                                                                          2000            1999
         ===========================================================================================================
         Interest rate swaps -
            Pay fixed/receive variable rate swaps hedging investments                $   7,585         $ 1,585
            Pay variable/receive fixed rate swaps hedging investments                    5,000             -

         Foreign currency swaps -
             Hedging foreign currency denominated investments                        $   1,420         $ 1,420

         Interest rate futures contracts                                             $  18,700         $ 2,483
         -----------------------------------------------------------------------------------------------------------

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(5)      Federal Income Tax
         ------------------

         The tax effects of temporary differences that give rise to significant components of the net deferred tax (liability) asset as of December 31, 2000 and 1999 are as follows:


                                                                                          2000            1999
         ===========================================================================================================
         Deferred tax assets:
           Fixed maturity securities                                                    $    -       $   3,905
           Future policy benefits                                                        9,874          17,454
           Liabilities in separate accounts                                             18,505          15,603
           Mortgage loans on real estate and real estate                                   267             266
         -----------------------------------------------------------------------------------------------------------
             Total gross deferred tax assets                                            28,646          37,228
         -----------------------------------------------------------------------------------------------------------

         Deferred tax liabilities:
           Fixed maturity securities                                                     4,188               -
           Equity securities                                                               297           1,284
           Deferred policy acquisition costs                                            14,963          15,624
           Other                                                                        11,525          13,799
         -----------------------------------------------------------------------------------------------------------
             Total gross deferred tax liabilities                                       30,973          30,707
         -----------------------------------------------------------------------------------------------------------
              Net deferred tax (liability) asset                                      $ (2,327)      $   6,521
         ===========================================================================================================

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset all future deductible amounts. The Company has determined that valuation allowances are not necessary as of December 31, 2000, 1999 and 1998 based on its analysis of future deductible amounts.

         The Company's current federal income tax (asset) liability was $(3,544) and $1,860 as of December 31, 2000 and 1999, respectively.

         Federal income tax expense for the years ended December 31 was as follows:


                                                                          2000            1999            1998
         -----------------------------------------------------------------------------------------------------------
         Currently payable                                            $ (1,434)        $ 4,391        $ 10,014
         Deferred tax expense (benefit)                                  6,146             180          (2,513)
         -----------------------------------------------------------------------------------------------------------
                                                                      $  4,712         $ 4,571       $   7,501
         ===========================================================================================================

         Total federal income tax expense for the years ended December 31, 2000, 1999 and 1998 differs from the amount computed by applying the U.S. federal income tax rate to income before tax as follows:


                                                           2000                   1999                  1998
                                                   ---------------------  ---------------------  --------------------
                                                     Amount        %        Amount        %        Amount       %
         ============================================================================================================
         Computed (expected) tax expense             $ 6,034      35.0      $ 4,822      35.0      $ 7,707     35.0
         Tax exempt interest and dividends
            received deduction                        (1,324)     (7.7)        (255)     (1.8)        (223)    (1.0)
         Other, net                                        2       -              4       -             17      0.1
         ------------------------------------------------------------------------------------------------------------
               Total (effective rate of each year)   $ 4,712      27.3      $ 4,571      33.2      $ 7,501     34.1
         ============================================================================================================

         Total federal income tax paid was $3,970, $4,053 and $9,298 during the years ended December 31, 2000, 1999 and 1998, respectively.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(6)      Comprehensive Income
         --------------------

         Comprehensive Income includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Currently, the Company's only component of Other Comprehensive Income is unrealized gains (losses) on securities available-for-sale. The related before and after federal tax amounts for the years ended December 31, 2000, 1999 and 1998 were as follows:


                                                                            2000            1999           1998
         ============================================================================================================
         Unrealized gains (losses) on securities available-for-sale arising during the period:
            Gross                                                         $ 18,765       $ (36,729)       $ 6,898
            Adjustment to deferred policy acquisition costs                (12,083)         18,645         (1,947)
            Related federal income tax (expense) benefit                    (2,339)          6,330         (1,733)
         ------------------------------------------------------------------------------------------------------------
               Net                                                           4,343         (11,754)         3,218
         ------------------------------------------------------------------------------------------------------------

         Reclassification adjustment for net (gains) losses on securities available-for-sale realized during the period:
            Gross                                                            1,037            (260)          (509)
            Related federal income tax expense (benefit)                      (363)             91            178
         ------------------------------------------------------------------------------------------------------------
               Net                                                             674            (169)          (331)
         ------------------------------------------------------------------------------------------------------------
         Total Other Comprehensive Income (Loss)                           $ 5,017       $ (11,923)       $ 2,887
         ============================================================================================================

(7)      Fair Value of Financial Instruments
         -----------------------------------

         The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

         The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

         Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

         The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

         The Company in estimating its fair value disclosures used the following methods and assumptions:

              FIXED MATURITY AND EQUITY SECURITIES: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


              MORTGAGE LOANS ON REAL ESTATE, NET: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for impaired mortgage loans is the estimated fair value of the underlying collateral.

              POLICY LOANS, SHORT-TERM INVESTMENTS AND CASH: The carrying amount reported in the balance sheets for these instruments approximates their fair value.

              SEPARATE ACCOUNT ASSETS AND LIABILITIES: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

              INVESTMENT CONTRACTS: The fair value for the Company's liabilities under investment type contracts is based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

              POLICY RESERVES ON LIFE INSURANCE CONTRACTS: The estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

              COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 8.

              FUTURES CONTRACTS: The fair value for futures contracts is based on quoted market prices.

              INTEREST RATE AND FOREIGN CURRENCY SWAPS: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

         Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:


                                                                    2000                             1999
                                                       -------------------------------  -------------------------------
                                                          Carrying       Estimated         Carrying       Estimated
                                                           amount        fair value         amount        fair value
=======================================================================================================================
         Assets:
           Investments:
             Securities available-for-sale:
               Fixed maturity securities                $ 1,191,741     $ 1,191,741     $  1,051,447    $  1,051,447
               Equity securities                              1,828           1,828            5,659           5,659
             Mortgage loans on real estate, net             380,685         388,396          330,068         324,610
             Policy loans                                     1,517           1,517              465             465
             Short-term investments                          61,194          61,194              706             706
           Cash                                                   -               -            4,280           4,280
           Assets held in separate accounts               2,242,478       2,242,478        2,127,080       2,127,080

         Liabilities:
           Investment contracts                          (1,616,017)     (1,562,224)      (1,335,787)     (1,283,459)
           Policy reserves on life insurance contracts     (149,434)       (149,783)        (145,020)       (145,370)
           Liabilities related to separate accounts      (2,242,478)     (2,189,633)      (2,127,080)     (2,082,541)

         Derivative financial instruments:
           Interest rate swaps hedging assets                   703             952              109             109
           Foreign currency swaps                               128             128              (18)            (18)
           Futures contracts                                   (151)           (151)              21              21

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(8)      Risk Disclosures
         ----------------

         The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

         CREDIT RISK: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining credit and collection policies and by providing for any amounts deemed uncollectible.

         INTEREST RATE RISK: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

         LEGAL/REGULATORY RISK: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by operating throughout the United States, thus reducing its exposure to any single jurisdiction and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the balance sheets.

         Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower, and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to lend no more than 75% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $16,280 extending into 2001 were outstanding as of December 31, 2000.

         Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to NLAIC, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. As of December 31, 2000, NLAIC's credit risk from these derivative financial instruments was $1.0 million.

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK: The Company grants mainly commercial mortgage loans on real estate to customers throughout the United States. The Company has a diversified portfolio with no more than 29% (30% in 1999) in any geographic area and no more than 1% (5% in 1999) with any one borrower as of December 31, 2000. As of December 31, 2000 17% (22% in 1999) of the remaining principal balance of the Company's commercial mortgage loan portfolio financed apartment building properties.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(9)      Pension Plan and Postretirement Benefits Other Than Pensions
         ------------------------------------------------------------

         The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of NLIC. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

         Pension costs charged to operations by the Company during the years ended December 31, 2000, 1999 and 1998 were $77, $127 and $235, respectively.

         In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

         The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

         The Company's accrued postretirement benefit expense as of December 31, 2000 and 1999 was $1,090 and $1,040, respectively, and the net periodic postretirement benefit cost (NPPBC) for 2000, 1999 and 1998 was $132, $177 and $130, respectively.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2000 and 1999 follows:

                                                                        Pension Benefits          Postretirement Benefits
                                                                 ------------------------------  ---------------------------
                                                                       2000          1999            2000          1999
         ===================================================================================================================
         Change in benefit obligation:
         Benefit obligation at beginning of year                    $ 1,811,400   $ 2,185,000    $    239,800    $  270,100
         Service cost                                                    81,400        80,000          12,200        14,200
         Interest cost                                                  125,300       109,900          18,700        17,600
         Actuarial loss (gain)                                           34,800       (95,000)         16,100       (64,400)
         Plan settlement                                                      -      (396,100)            -             -
         Benefits paid                                                  (71,200)      (72,400)        (10,400)      (11,000)
         Acquired companies                                                 -             -                 -        13,300
         -------------------------------------------------------------------------------------------------------------------
         Benefit obligation at end of year                            1,981,700     1,811,400         276,400       239,800
         -------------------------------------------------------------------------------------------------------------------

         Change in plan assets:
         Fair value of plan assets at beginning of year               2,247,600     2,541,900          91,300        77,900
         Actual return on plan assets                                   140,900       161,800          12,200         3,500
         Employer contribution                                                -        12,400          26,300        20,900
         Plan curtailment in 2000/settlement in 1999                     19,800      (396,100)            -             -
         Benefits paid                                                  (71,200)      (72,400)        (10,400)      (11,000)
         -------------------------------------------------------------------------------------------------------------------
         Fair value of plan assets at end of year                     2,337,100     2,247,600         119,400        91,300
         -------------------------------------------------------------------------------------------------------------------

         Funded status                                                  355,400       436,200        (157,000)     (148,500)
         Unrecognized prior service cost                                 25,000        28,200             -             -
         Unrecognized net gains                                        (311,700)     (402,000)        (34,100)      (46,700)
         Unrecognized net (asset) obligation at transition               (6,400)       (7,700)          1,000         1,100
         -------------------------------------------------------------------------------------------------------------------
         Prepaid (accrued) benefit cost                            $      62,300 $      54,700     $ (190,100)   $ (194,100)
         ===================================================================================================================

         Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:


                                                                        Pension Benefits          Postretirement Benefits
                                                                   ----------------------------  ---------------------------
                                                                       2000          1999            2000          1999
         ===================================================================================================================

         Weighted average discount rate                                6.75%         7.00%           7.50%         7.80%
         Rate of increase in future compensation levels                5.00%         5.25%            -             -
         Assumed health care cost trend rate:
               Initial rate                                              -             -            15.00%        15.00%
               Ultimate rate                                             -             -             5.50%         5.50%
               Uniform declining period                                  -             -             5 Years       5 Years
         -------------------------------------------------------------------------------------------------------------------

         The net periodic pension cost for the pension plan as a whole for the years ended December 31, 2000, 1999 and 1998 follows:


                                                                          2000            1999            1998
         ===========================================================================================================

         Service cost (benefits earned during the period)             $   81,400      $   80,000      $   87,600
         Interest cost on projected benefit obligation                   125,300         109,900         123,400
         Expected return on plan assets                                 (184,500)       (160,300)       (159,000)
         Recognized gains                                                (11,800)         (9,100)         (3,800)
         Amortization of prior service cost                                3,200           3,200           3,200
         Amortization of unrecognized transition obligation (asset)       (1,300)         (1,400)          4,200
         -----------------------------------------------------------------------------------------------------------
                                                                      $   12,300      $   22,300      $   55,600
         ===========================================================================================================

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide and employees of WSC ended participation in the plan resulting in a curtailment gain of $67,100. During 1999, the Plan transferred assets to settle its obligation related to WSC employees, resulting in a gain of $32,900. The spin-off of liabilities and assets was completed in the year 2000, resulting in an adjustment to the curtailment gain of $19,800.

         Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:


                                                                          2000            1999            1998
         ===========================================================================================================
         Weighted average discount rate                                  7.00%           6.08%           6.00%
         Rate of increase in future compensation levels                  5.25%           4.33%           4.25%
         Expected long-term rate of return on plan assets                8.25%           7.33%           7.25%
         -----------------------------------------------------------------------------------------------------------

         The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2000, 1999 and 1998 were as follows:


                                                                          2000            1999            1998
         ===========================================================================================================
         Service cost (benefits attributed to employee service
            during the year)                                            $ 12,200        $ 14,200       $   9,800
         Interest cost on accumulated postretirement benefit
            obligation                                                    18,700          17,600          15,400
         Expected return on plan assets                                   (7,900)         (4,800)         (4,400)
         Amortization of unrecognized transition obligation of
            affiliates                                                       600             600             200
         Net amortization and deferral                                    (1,300)           (500)            600
         -----------------------------------------------------------------------------------------------------------
                                                                        $ 22,300        $ 27,100        $ 21,600
         ===========================================================================================================

         Actuarial assumptions used for the measurement of the accumulated postretirement benefit obligation (APBO) and the NPPBC for the postretirement benefit plan for 2000, 1999 and 1998 were as follows:


                                                                          2000            1999            1998
         ===========================================================================================================
         NPPBC:
           Discount rate                                             7.80%           6.65%           6.70%
           Long term rate of return on plan
               assets, net of tax in 1999 and 1998                   8.30%           7.15%           5.83%
           Assumed health care cost trend rate:
               Initial rate                                         15.00%          15.00%          12.00%
               Ultimate rate                                         5.50%           5.50%           6.00%
               Uniform declining period                            5 Years         5 Years        12 Years
         -----------------------------------------------------------------------------------------------------------

         Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2000 and on the NPPBC for the year ended December 31, 2000 was not calculated.

(10)     Shareholder's Equity, Regulatory Risk-Based Capital, Retained Earnings
         ----------------------------------------------------------------------
         and Dividend Restrictions
         -------------------------

         Ohio, the Company's state of domicile, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The Company exceeds the minimum risk-based capital requirements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         The statutory capital and surplus of the Company as reported to regulatory authorities as of December 31, 2000, 1999 and 1998 was $67,769, $63,275 and $70,135, respectively. The statutory net loss of the Company as reported to regulatory authorities for the years ended December 31, 2000, 1999 and 1998 was $(6,150), $(305) and $(3,371),
         respectively.

         The NAIC completed a project to codify statutory accounting principles (Codification), which is effective January 1, 2001 for NLAIC. The resulting change to the Company's January 1, 2001 surplus was an increase of approximately $3,674. The significant change for NLAIC, as a result of Codification, was the recording of deferred taxes, which were not recorded prior to the adoption of Codification.

         The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 2000, the maximum amount available for dividend payment from the Company to its shareholder without prior approval of the Department was $6,777.

         The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and shareholder dividends in the future.

(11)     Transactions With Affiliates
         ----------------------------

         In December 2000, the Company received a capital contribution from NLIC in the amount of $25,000.

         The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2000, 1999 and 1998, the Company made lease payments to NMIC and its subsidiaries of $441, $660 and $430, respectively.

         Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by this agreement are subject to allocation among NMIC, the Company and other affiliates. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, beginning in 1999 Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to NMIC and Nationwide Services Company totaling $4,704, $5,150 and $2,933, respectively. In addition, the Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

         Effective December 31, 1996, the Company entered into an intercompany reinsurance agreement with NLIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are ceded on a 100% coinsurance with funds withheld basis. On December 31, 1997, the agreement was amended to a modified coinsurance basis. Under modified coinsurance agreements, invested assets and liabilities for future policy benefits are retained by the ceding company and net investment earnings on the invested assets are paid to the assuming company. Under terms of the Company's agreement, the investment risk associated with changes in interest rates is borne by NLIC. Risk of asset default is retained by the Company, although a fee is paid by NLIC to the Company for the Company's retention of such risk. The agreement will remain inforce until all contract obligations are settled. Amounts ceded to NLIC in 2000 are included in NLIC's results of operations for 2000 and include premiums of $432,803 ($258,468 and $241,503 in 1999 and 1998, respectively), net investment income of $88,771 ($75,963 and $66,353 in 1999 and 1998, respectively) and benefits, claims and other expenses of $524,715 ($319,240 and $296,659 in 1999 and 1998, respectively). In consideration for the initial inforce business reinsured, NLIC paid the Company $26,473 in commission and expense allowances which were applied to the Company's deferred policy acquisition costs as of December 31, 1996. No significant gain or loss was recognized as a result of the agreement.

         During 1999, the Company entered into an intercompany reinsurance agreement with NLIC whereby a certain life insurance contract was ceded on a 100% coinsurance basis. Amounts ceded to NLIC include premiums of $87,696 in 1999 (none in 2000) and expenses of $185 and $3,150 during 2000 and 1999, respectively. Policy reserves ceded under this agreement totaled $96,892 and $91,667 as of December 31, 2000 and 1999,
         respectively.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. The Company believes that the terms of the reinsurance agreements with affiliates are consistent in all material respects with what the Company could have obtained with unaffiliated parties.

         The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $56,332 and $706 as of December 31, 2000 and 1999, respectively, and are included in short-term investments on the accompanying balance sheets.

(12)     Contingencies
         -------------

         On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and other named defendants. The Company intends to defend this lawsuit vigorously.

(13)     Segment Information
         -------------------

         The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the current market focus. As a result, the Company now reports two product segments: Individual Annuity and Life Insurance. All 1999 and 1998 amounts have been restated to reflect the new business segments.

         The Individual Annuity segment consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.

         The Life Insurance segment consists of insurance products, including universal life insurance, corporate-owned life insurance and bank-owned life insurance products, which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.

         In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the two product segments and unallocated expenses. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments in the Corporate segment.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         The following table summarizes the financial results of the Company's business segments for the years ended December 31, 2000, 1999 and 1998.


                                               Individual         Life
                                                 Annuity        Insurance       Corporate         Total
         ====================================================================================================
         2000:
         Net investment income                  $     5,349     $    2,831      $    6,552      $   14,732
         Other operating revenue                     35,650         22,568               -          58,218
         ----------------------------------------------------------------------------------------------------
            Total operating revenue (1)              40,999         25,399           6,552          72,950
         ----------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                          8,078          3,019               -          11,097
         Amortization of deferred policy
            acquisition costs                         9,189            704               -           9,893
         Other benefits and expenses                 22,098         13,465               -          35,563
         ----------------------------------------------------------------------------------------------------
            Total expenses                           39,365         17,188               -          56,553
         ----------------------------------------------------------------------------------------------------
         Operating income before
            federal income tax                        1,634          8,211           6,552          16,397
         Realized gains on investments                 -               -               842             842
         ----------------------------------------------------------------------------------------------------
         Income before federal
            income tax                          $     1,634     $    8,211      $    7,394      $   17,239
         ====================================================================================================
         Assets as of year end                  $ 3,573,040     $  548,240      $   52,954      $4,174,234
         ----------------------------------------------------------------------------------------------------
         1999:
         Net investment income                  $     6,246     $    1,596      $    6,117      $   13,959
         Other operating revenue                     29,497         16,647               -          46,144
         ----------------------------------------------------------------------------------------------------
            Total operating revenue (1)              35,743         18,243           6,117          60,103
         ----------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                          6,561          1,987               -           8,548
         Amortization of deferred policy
            acquisition costs                         8,649          4,943               -          13,592
         Other benefits and expenses                 20,971          8,424               -          29,395
         ----------------------------------------------------------------------------------------------------
            Total expenses                           36,181         15,354               -          51,535
         ----------------------------------------------------------------------------------------------------
         Operating income (loss) before
            federal income tax                         (438)         2,889           6,117           8,568
         Realized gains on investments                    -              -           5,208           5,208
         ----------------------------------------------------------------------------------------------------
         Income (loss) before federal
            income tax                          $      (438)    $    2,889      $   11,325      $   13,776
         ====================================================================================================

         Assets as of year end                  $ 3,309,810     $  382,388      $   70,265      $3,762,463
         ----------------------------------------------------------------------------------------------------

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

                                               Individual         Life
                                                 Annuity        Insurance       Corporate         Total
         ====================================================================================================
         1998:
         Net investment income                 $    5,375        $       408     $   5,531       $      11,314
         Other operating revenue                   21,391              8,386             -              29,777
         ----------------------------------------------------------------------------------------------------
            Total operating revenue (1)            26,766              8,794         5,531              41,091
         ----------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                        4,660                221             -               4,881
         Amortization of deferred policy
            acquisition costs                       3,974                374             -               4,348
         Other benefits and expenses                6,529              4,009             -              10,538
         ----------------------------------------------------------------------------------------------------
            Total expenses                         15,163              4,604             -              19,767

         ----------------------------------------------------------------------------------------------------
         Operating income before federal
             income tax                            11,603              4,190         5,531              21,324
         Realized gains on investments                  -                  -           696                 696
         ----------------------------------------------------------------------------------------------------
         Income before federal
             income tax                        $   11,603        $     4,190     $   6,227       $      22,020
         ====================================================================================================
         Assets as of year end                 $2,664,869        $    92,482     $  82,087       $   2,839,438
         ----------------------------------------------------------------------------------------------------

          (1)  Excludes net realized gains and losses on investments

The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3-year Constant Maturity Treasury Rate is 7%. (985/365.25 is 2.69 which rounds up to 3.)


                                    1 + a                      d
                            -------------------            ----------
       MVA FACTOR =           1 + b + 0.0025                365.25


                                    1 + 0.08                    985
                            -----------------------        ------------
       MVA FACTOR =           1 + 0.07 + 0.0025               365.25


                    MVA FACTOR =                  1.01897


     SURRENDER VALUE =            SPECIFIED VALUE     X    MVA FACTOR

     SURRENDER VALUE =               11,937.69        X    1.01897

                    *SURRENDER VALUE =             $12,164.15

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve
    Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve
    Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d = The number of days remaining in the Guaranteed Term.

Example B

Assume variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3 year Constant Maturity Treasury Rate is 9%. (985/365.25 is 2.69 which rounds up to 3.)


                                      1 + a                      d
                                -----------------------     --------------
MVA FACTOR =                        1 + b + 0.0025             365.25


                                      1 + 0.08                      985
                            ----------------------------       --------------
MVA FACTOR =                     1 + 0.09 + 0.0025                365.25


                           MVA FACTOR =                  0.96944


     SURRENDER VALUE =            SPECIFIED VALUE    X    MVA FACTOR

     SURRENDER VALUE =               11,937.69       X    0.96944

                      *SURRENDER VALUE =             $11,572.87

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve
    Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve
    Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d = The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10 year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures are based on CMT Rate of 8% (a in the Market Value Adjustment Formula) and varying current yield CMT Rates shown in the first column (b in the Market Value Adjustment Formula).

                      TIME REMAINING TO                            MARKET
                        THE END OF THE            SPECIFIED         VALUE              MARKET
  CURRENT YIELD        GUARANTEED TERM              VALUE         ADJUSTMENT           VALUE
      12.00%                9 Years                $10,800          -29.35%             $7,630
                            7 Years                $12,597          -23.68%             $9,614
                            5 Years                $14,693          -17.55%            $12,114
                            2 Years                $18,509          -7.43%             $17,134
                           180 Days                $20,785          -1.88%             $20,394
      10.00%                9 Years                $10,800          -16.94%             $8,970
                            7 Years                $12,597          -13.44%            $10,904
                            5 Years                $14,693          -9.80%             $13,253
                            2 Years                $18,509          -4.04%             $17,761
                           180 Days                $20,785          -1.01%             $20,575
      9.00%                 9 Years                $10,800          -9.84%              $9,731
                            7 Years                $12,597          -7.74%             $11,622
                            5 Years                $14,693          -5.59%             $13,872
                            2 Years                $18,509          -2.28%             $18,067
                           180 Days                $20,785          -0.57%             $20,667
      8.00%                 9 Years                $10,800          -2.06%             $10,578
                            7 Years                $12,597          -1.61%             $12,394
                            5 Years                $14,693          -1.15%             $14,524
                            2 Years                $18,509          -0.46%             $18,424
                           180 Days                $20,785          -0.11%             $20,762
      7.00%                 9 Years                $10,800           6.47%             $11,499
                            7 Years                $12,597           5.00%             $13,227
                            5 Years                $14,693           3.55%             $15,215
                            2 Years                $18,509           1.40%             $18,768
                           180 Days                $20,785           0.34%             $20,856
      6.00%                 9 Years                $10,800          15.84%             $12,511
                            7 Years                $12,597          12.11%             $14,122
                            5 Years                $14,693           8.51%             $15,943
                            2 Years                $18,509           3.32%             $19,123
                           180 Days                $20,785           0.81%             $20,953
      4.00%                 9 Years                $10,800          37.45%             $14,845
                            7 Years                $12,597          28.07%             $16,133
                            5 Years                $14,693          19.33%             $17,533
                            2 Years                $18,509           7.32%             $19,864
                           180 Days                $20,785           1.76%             $21,151


                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              Not Applicable

Item 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Article VII of the Amended Code of Regulations of Nationwide provides as follows:

              Section 1. Indemnification of Directors, Officers and Employees. Nationwide will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Ohio.

              Such indemnification (unless ordered by a court) will be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Ohio. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the General Corporation Law of Ohio, or (3) by the shareholders, or
              (4) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

              Section 2. Other Rights. The foregoing right of indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, and will continue as to a person who has ceased to be a director, trustee, officer or employee and will inure to the benefit of the heirs, executors and administrators of such a person.

              Section 3. Advance Payment of Expenses. Nationwide may pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this
              Article VII, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee to repay such amount, unless it will ultimately be determined that he is entitled to be indemnified by Nationwide as authorized in this Article VII.

              Section 4. Insurance. Nationwide may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Nationwide would have the power to indemnify him against such liability under this Article VII.

Item 15.      RECENT SALES OF UNREGISTERED SECURITIES


              Not Applicable


Item 16.      EXHIBITS AND FINANCIAL SCHEDULES


(a)
                               Exhibit Index                                Page
(1)              Underwriting Agreement (Exhibit A)                         E-1
(3)(i)           Certificate of Incorporation (Exhibit B)                   E-2
(3)(ii)          Code of Regulations (Exhibit C)                            E-3
(4)              Annuity Contracts (Exhibit D)                              E-4
(5)              Opinion Regarding Legality (Exhibit E)                     E-5
(23)             Consent of Experts and Counsel (Exhibit F)                 E-6
(24)             Power of Attorney (Exhibit G)                              E-7

(b)(1)        Consolidated Financial Statements:

              Independent Auditors' Report


              Consolidated Balance Sheets as of December 31, 2000 and 1999

              Consolidated Statements of Income for the years ended December 31, 2000, 1999 and 1998

              Consolidated Statements of Shareholder's Equity for the years ended December 31, 2000, 1999 and 1998

              Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998


              Notes to Consolidated Financial Statements

Item 17.      UNDERTAKINGS

              (a)   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Nationwide Life and Annuity Insurance Company:



We hereby consent to the use of our report dated January 26, 2001 on our audits of the financial statements of Nationwide Life and Annuity Insurance Company.





Columbus, OH
April 26, 2001                                                 KPMG LLP

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 26th of April, 2001.


                                   NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                                   ---------------------------------------------
                                                   (Registrant)



                                   By: /s/ STEVEN SAVINI
                                       -----------------------------------------
                                                 Steven Savini, Esq.




Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on the 26th of April, 2001 in the capacities indicated.



               SIGNATURE                         TITLE

LEWIS J. ALPHIN                                 Director
--------------------------------
Lewis J. Alphin

A. I. BELL                                      Director
--------------------------------
A. I. Bell

YVONNE M. CURL                                  Director
--------------------------------
Yvonne M. Curl

KENNETH D. DAVIS                                Director
--------------------------------
Kenneth D. Davis

KEITH W. ECKEL                                  Director
--------------------------------
Keith W. Eckel

WILLARD J. ENGEL                                Director
--------------------------------
Willard J. Engel

FRED C. FINNEY                                  Director
--------------------------------
Fred C. Finney

JOSEPH J. GASPER                     President and Chief Operating
--------------------------------          Officer and Director
Joseph J. Gasper

W.G. JURGENSEN                          Chief Executive Officer
--------------------------------             And Director
W.G. Jurgensen

DAVID O. MILLER                        Chairman of the Board and
--------------------------------                Director
David O. Miller

RALPH M. PAIGE                                  Director
--------------------------------
Ralph M. Paige

JAMES F. PATTERSON                              Director
--------------------------------
James F. Patterson

ARDEN L. SHISLER                                Director                          By /s/ STEVEN SAVINI
--------------------------------                                           ----------------------------------
Arden L. Shisler                                                                      Steven Savini
                                                                                    Attorney-in-Fact
ROBERT L. STEWART                               Director
--------------------------------
Robert L. Stewart